UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 30, 2014

The annual meeting of stockholders (the “Annual Meeting”) of Commercial Metals Company, a Delaware corporation (the “Company”), will be held in the Nepal Room at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039 on January 30, 2014, at 10:00 a.m., Central Standard Time. If you are planning to attend the Annual Meeting in person, you are required to bring proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, in order to be admitted to the meeting. Directions to the Annual Meeting are included at the end of the accompanying proxy statement.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request by following the instructions on the Notice Regarding the Availability of Proxy Materials you received. The Notice Regarding the Availability of Proxy Materials includes instructions as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. We believe that by furnishing our proxy materials on the Internet, we provide our stockholders with the information you need while lowering the cost to the Company of delivering the proxy materials.

The Annual Meeting will be held to consider the following matters:

(1)	the election of the three persons named in the accompanying proxy statement to serve as directors until the 2017 annual meeting of stockholders and until their successors are elected;

(2)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2014;

(3)	an advisory vote on executive compensation; and

(4)	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponement of the Annual Meeting.

You are invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares either by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received. Proxies forwarded by or for banks, brokers or other fiduciaries should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors,

PAUL K. KIRKPATRICK
Corporate Secretary

Irving, Texas

December 17, 2013

COMMERCIAL METALS COMPANY

6565 North MacArthur Boulevard, Suite 800

Irving, Texas 75039

Telephone (214) 689-4300

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 30, 2014

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company (“we” or “the Company”) for use at the annual meeting of our stockholders to be held on January 30, 2014 at 10:00 a.m., Central Standard Time, in the Nepal Room at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Boulevard, Irving, Texas 75039 (the “Annual Meeting”), and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is December 17, 2013.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about December 17, 2013, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted (i) for the election of the three directors nominated by the Board and named in this proxy statement, (ii) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and (iii) for the approval of the advisory resolution on executive compensation. A stockholder executing a proxy may revoke it at any time before it is voted by giving written notice to the Corporate Secretary of Commercial Metals Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend upon the voting processes of the bank or broker. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank or broker.

Stockholders who elect to vote via the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on the evening before the Annual Meeting. Instructions for voting via telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received.

Only stockholders of record on December 9, 2013 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices located at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of Commercial Metals Company common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, trust, bank or other nominee will suffice.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

•	Time and Date	10:00 a.m., January 30, 2014
•	Place	Omni Mandalay Hotel at Las Colinas Nepal Room 221 East Las Colinas Boulevard Irving, Texas 75039
•	Record date	December 9, 2013
•	Voting	Stockholders as of the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted on.
•	Admission	Proof of ownership of our common stock and a form of government-issued photo identification must be presented in order to be admitted to the Annual Meeting.

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
1. Election of three directors	FOR EACH OF THE BOARD’S DIRECTOR NOMINEES	14
2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2014	FOR	61
3. Advisory vote on executive compensation	FOR	62

Election of Directors

The Board has nominated three candidates for election to our Board as Class I directors, with a term expiring at the 2017 annual meeting of stockholders. A brief description of the director nominees follows. Additional detail on the director nominees can be found beginning on page 14 of this proxy statement. In addition, the name, age, years of service, biographical description and qualifications of each of the Class II and Class III directors continuing in office are provided beginning on page 17 of this proxy statement.

Robert L. Guido, age 67, has served on our Board since April 2007. Mr. Guido, now retired, is the former Vice Chair and Chief Executive Officer of Ernst & Young’s Assurance and Advisory Practice. Please see page 15 of this proxy statement for a complete description of Mr. Guido’s business experience and qualifications.

Sarah E. Raiss, age 56, has served on our Board since January 2011. Ms. Raiss, now retired, is the former Executive Vice President Corporate Services of TransCanada Corporation. Please see page 15 of this proxy statement for a complete description of Ms. Raiss’ business experience and qualifications.

J. David Smith, age 64, has served on our Board since January 2004. Mr. Smith is currently serving as the non-executive Chairman of Nortek, Inc. Please see page 16 of this proxy statement for a complete description of Mr. Smith’s business experience and qualifications.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2014. Set forth below is summary information with respect to Deloitte & Touche’s fees for services provided in fiscal years 2013 and 2012.

Type of Fees	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$4,352,579	$4,472,225
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$4,264	$2,345
Total	$4,356,843	$4,474,570

Executive Compensation Advisory Vote

We are asking stockholders to approve on a non-binding advisory basis our named executive officer compensation as described in this proxy statement. The Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive and highly-focused on pay-for-performance principles.

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives, employee benefits and health and welfare benefits. Our compensation philosophy places a significant portion of the potential compensation for each NEO (as defined under “Executive Compensation Participants” on page 28) “at risk” such that compensation will vary based on performance. “Variable” compensation is a component of compensation for most of our employees, but a higher proportion of our NEO’s compensation is at risk than that of our general employee population. The following table describes each element of compensation and the objectives for each element:

PROGRAM		DESCRIPTION		OBJECTIVES

ANNUAL COMPENSATION:
Base Salary	•	Annual cash compensation.	•	Retention.
			•	Recognition of sustained individual performance.
Annual Cash Incentive Bonus	•	Bonus plan based on achieving pre-established performance goals set by the Compensation Committee (the “Committee”).	•	Focus executives on achieving pre-established performance goals, such as return on invested capital or net assets, operating profit, net earnings or working capital reduction, overhead reduction and other financial and operational goals and objectives.
	•	Bonus payouts for achieving pre-established performance goals may be reduced (but not increased) at the discretion of the Committee.
Annual Discretionary Incentive Bonus	•	Cash bonuses awarded at the discretion of the Committee. The Committee may consider any circumstances it deems appropriate in awarding these discretionary bonuses.	•	Provide the Committee with flexibility to reward individual performance not reflected in pre-established performance goals under the Annual Cash Incentive Bonus program.
			•	Focus employees on performance.
			•	Reviewed annually for individual contribution in context of Company performance, internal pay equity and external benchmarking.
LONG-TERM COMPENSATION:

Long-Term Incentive Program	•	A long-term incentive program using a combination of time-vested and performance-based awards. The performance-based awards are subject to a multi-year performance period, currently based on growth in net earnings before interest, taxes, depreciation, amortization and the impairment of depreciable and other intangible assets such as goodwill (“EBITDA”) and return on invested capital (“ROIC”) targets as well as total stockholder return (“TSR”) ranking.	• • •	Focus on long-term Company performance and long-term success. Retention. Align employee and stockholder interests via performance goals and stock ownership.

PROGRAM		DESCRIPTION		OBJECTIVES

OTHER EXECUTIVE BENEFITS:
Retirement Programs	•	Company offers an ERISA-qualified defined contribution plan, a non-qualified plan designed to restore benefits that would have otherwise been received by participants but for applicable IRS limits, and pension retirement plans for designated employees located outside the U.S.	• • •	Attract qualified employees. Retention. Provide vehicle for retirement.
Perquisites	•	Company-provided automobiles and related insurance and maintenance (or, alternatively, an allowance for the same).	• • •	Attract qualified employees. Retention. Provide competitive benefits to employees.
	•	Relocation benefits.
	•	Executive physicals.
	•	Financial planning services.
Other Benefits	•	Medical, dental, vision, life insurance, short and long-term disability, employee assistance program, employee stock purchase plan and other benefits.	• • •	Attract qualified employees. Retention. Provide competitive benefits to employees.

Other Key Compensation Features and Related Policies

•	Executive Employment Continuity Agreements, which do not include tax gross-ups.

•	Double trigger required for executives to be entitled to receive cash severance payments.

•	Executives and directors are subject to stock ownership guidelines.

•	Benchmarking process is used for compensation determinations.

•	The Committee engages an independent compensation consultant.

•	Executives are subject to a clawback policy.

•	The Company’s compensation policies are structured to discourage inappropriate risk-taking by our executives.

•	Metrics based on Company and executive performance.

•	Prohibition on pledging or hedging Company securities.

Fiscal Year 2013 Compensation Changes

For fiscal year 2013, the Committee elected to make multiple changes to our executive pay program to enhance individual accountability in determining incentive pay, strengthen the pay-for-performance alignment of our overall compensation program, focus on elements of performance that are within our executives’ control, and strengthen the alignment between our pay program and our business strategy. These changes included reducing the maximum annual incentive payout levels, increasing our base salary target position from the 40th percentile to the 50th percentile of market data, and replacing our historical practice of settling long-term performance-

based restricted stock unit awards in cash with an equity-based performance award. Please see the “Compensation Discussion and Analysis” section of this proxy statement for further information regarding the various changes implemented in fiscal year 2013.

Compensation Decisions During Fiscal Year 2013

In fiscal year 2013, the following compensation actions were taken:

•

Annual Cash Incentive Bonus (as defined in the Compensation Discussion & Analysis) was paid on average 50% of target for NEOs holding Company-wide positions and on average 64% of target for Tracy L. Porter, Senior Vice President of Commercial Metals Company & President – CMC Americas Division, and John Elmore, Senior Vice President of Commercial Metals Company & President – CMC International Division;

•	no long-term cash incentive payments were made to the NEOs for the three-year performance periods ending in fiscal year 2013;

•

three of the NEOs received discretionary annual bonuses, representing from 1% to 3.7% of their respective total compensation, in recognition of their significant efforts and contributions to the Company in fiscal year 2013;

•

all of the NEOs were granted a combination of performance-based and time-vested restricted stock units, with vesting of 75% of the performance-based stock unit award being determined based on cumulative three-year EBITDA and ROIC targets and vesting of 25% of the performance-based restricted stock unit award being determined based on TSR ranking;

•

Mr. Alvarado received an additional equity award of 91,014 performance-based stock units and 91,015 time-vested restricted stock units in connection with his appointment to Chairman of the Board in January 2013 and based on his leadership during the Company’s financial improvement, with these awards subject to the same vesting terms and performance criteria as the annual equity award described above.

•

all of the NEOs (with the exception of Mr. Elmore, who joined the Company in July 2012) received salary increases to further align the base salary levels with the 50th percentile of the market data and/or in connection with a promotion;

•

the target award opportunity for each of the NEOs under the Company’s Annual Cash Incentive Bonus plan was increased and the maximum bonus opportunity was reduced to two times the target opportunity to bring the bonus award opportunities into closer alignment with market standards and the Company’s business strategy;

•

the long-term incentive award opportunity for Mr. Alvarado was increased from 200% of base salary to 450% of base salary based on the advice of the Compensation Committee’s independent compensation consultant and to bring his long-term award opportunity closer in line with market data; and

•

the Company entered into a separation agreement with James B. Alleman in connection with Mr. Alleman’s separation from the Company, which included, among other benefits, a lump sum payment of $750,000 (two times his then current annual base salary) and the accelerated vesting of certain outstanding equity awards held by Mr. Alleman.

In addition, following the end of fiscal year 2013, the Company entered into a transition and separation agreement with Ann J. Bruder in connection with Ms. Bruder’s separation from the Company, which included, among other benefits, a lump sum severance payment of $830,000 (two times her then current annual base salary) and the accelerated vesting of certain outstanding equity awards held by Ms. Bruder.

INFORMATION ABOUT THE MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on December 17, 2013 we mailed a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice explains how you may access the proxy materials on the Internet and how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice. The Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did I receive these materials?

A:	These materials were provided to you because the Board is soliciting your proxy to vote at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record on December 9, 2013 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Q:	How can I vote my shares?

A:	You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you submit a proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	by giving written notice to the Corporate Secretary of Commercial Metals Company at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039;
•	by subsequently executing and delivering a new proxy; or
•	by voting in person at the Annual Meeting.

Q:	How many shares must be present to conduct the Annual Meeting?

A:	We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. On December 9, 2013, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 129,060,664 shares of our common stock, par value $.01 per share, outstanding, not including approximately 11,752,422 treasury shares. There were no shares of our preferred stock outstanding on December 9, 2013.

Q:	How do I vote if I cannot attend the Annual Meeting in person?

A:

By voting your shares by telephone or via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Joseph Alvarado, Barbara R. Smith and Paul K. Kirkpatrick, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for each of the nominees for director identified in Proposal 1, or you can withhold your vote with respect to any or all of the director nominees. You can also specify how you want your shares voted with respect to Proposals 2 and 3, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Voting by Mail.    You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Voting via the Internet.    You can vote your shares via the Internet by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Voting by Telephone.    You can vote your shares by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

Q:	May I vote in person at the Annual Meeting?

A:	Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a broker, trust, bank or other nominee, you must bring a legal proxy or other proof from that broker, trust, bank or nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by the Company.

In contrast, if you purchased your shares through a broker or other financial intermediary, the broker or other financial intermediary will be the “stockholder of record” of those shares. Generally, when this occurs, the broker or other financial intermediary will automatically put your shares into “street name,” which means that the broker or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record.

Q:	What are broker non-votes?

A:	A broker non-vote occurs when a bank, broker or other fiduciary does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are not counted as votes against a proposal or as abstentions, and will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal or the number of votes cast on a particular proposal. As described below, brokers will not have discretion to vote on the election of directors or the advisory vote on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my broker?

A:	If you are the beneficial owner of shares held in a “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank or broker, and your bank or broker delivers this proxy statement to you, but you do not give instructions to the bank or broker, the bank or broker does not have the discretion to vote on the election of directors or the advisory vote on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK OR BROKER HOLDING SHARES ON YOUR BEHALF, THE BANK OR BROKER WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON EITHER OF THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank or broker so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank or broker and your broker delivers this proxy statement to you, but you do not give instructions to the bank or broker, the bank or broker will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP.

Q:	What are the proposals and what is the required vote for each?

A: •	Proposal 1: Election of Directors. The Company’s second amended and restated bylaws provide for plurality voting for directors. This means that the three candidates receiving the highest number of FOR votes will be elected. A properly executed proxy card marked WITHHOLD with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for or against the director nominee. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

•

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. A broker non-vote will not have any effect on Proposal 2 and will not be counted.

•

Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q:	What are the recommendations of the Board of Directors?

A:	The Board recommends that you vote:

•	FOR Proposal 1 – the election of the three nominees for director nominated by the Board and named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014; and

•	FOR Proposal 3 – the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by the Company for the Annual Meeting.

Q:	What happens if the Annual Meeting is adjourned?

A:	If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and the Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to the Company’s second amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of the General Counsel at (214) 689-4300.

Q:	Where can I find the voting results?

A:	We will report the voting results in a current report on Form 8-K filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 117,308,242 shares of our common stock issued and outstanding as of December 9, 2013, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	11,696,549	10.0%
40 East 52nd Street New York, NY 10022
FMR LLC(2)	9,105,840	7.8%
82 Devonshire Street Boston, MA 02109

(1)	Based on the information provided pursuant to Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on July 10, 2013 (the “Blackrock Schedule 13G/A”). BlackRock reported that it has sole voting and dispositive power with respect to 11,696,549 shares of common stock. The BlackRock Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than five percent of the total outstanding common shares.

(2)	Based on the information provided pursuant to the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 14, 2013 (the “FMR Schedule 13G”). FMR reported that it has sole voting power with respect to 332,955 shares of common stock and sole dispositive power with respect to 9,105,840 shares of common stock. The FMR Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than five percent of the total outstanding common shares.

The following table sets forth information known to us about the beneficial ownership of our common stock by each director and nominee for director, our Chief Executive Officer (the “CEO”), our Chief Financial Officer (the “CFO”), the other executive officers included in the Summary Compensation Table, and all current directors and executive officers as a group based on 117,308,242 shares of our common stock issued and outstanding as of December 9, 2013. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Option Shares of Common Stock(1)	Total Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Harold L. Adams	35,235	(2)	42,000	77,235	*
James B. Alleman	37,964		38,525	76,489	*
Joseph Alvarado	114,195	(3)	56,768	170,963	*
Rhys J. Best	25,035		28,000	53,035	*
Ann J. Bruder	43,586	(4)	28,720	72,306	*
John Elmore	7,737		—	7,737
Robert L. Guido	32,208		28,000	60,208	*
Richard B. Kelson	22,596	(5)	28,000	50,596	*
Anthony A. Massaro	29,235	(6)	42,000	71,235	*
Rick J. Mills	36,667	(7)	—	36,667	*
Tracy L. Porter	76,580	(8)	38,920	115,500	*
Sarah E. Raiss	27,069	(9)	14,000	41,069	*
Barbara R. Smith	31,845		18,668	50,513	*
J. David Smith	45,797	(10)	42,000	87,797	*
Joseph C. Winkler	14,062		—	14,062	*
All current directors and executive officers as a group (19 persons)	597,389	(11)	415,376	1,012,765	*

*	Less than one percent

(1)	Represents shares subject to options exercisable within 60 days of December 9, 2013.

(2)	Includes 4,000 deferred RSUs that Mr. Adams has elected to have distributed not more than 60 days immediately following termination of service.

(3)	Includes 10,000 RSUs vesting on January 18, 2014 and 30,338 RSUs vesting on February 1, 2014.

(4)	Includes 19,692 RSUs vesting on or before January 24, 2014 in accordance with the terms of Ms. Bruder’s transition and separation agreement.

(5)	Includes 17,596 deferred RSUs that Mr. Kelson has elected to have distributed not more than 60 days immediately following termination of service.

(6)	Includes 2,000 RSUs vesting on February 3, 2014 and 1,235 deferred RSUs that Mr. Massaro has elected to have distributed not more than 60 days immediately following termination of service.
(7)	Includes 22,750 deferred RSUs that Mr. Mills has elected to have distributed not more than 60 days immediately following termination of service.
(8)	Includes 5,511 RSUs vesting on January 18, 2014.

(9)	Includes 2,000 RSUs vesting on February 3, 2014 and 6,176 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service.

(10)	Includes 2,000 RSUs vesting on February 3, 2014.
(11)	Includes 76,161 RSUs vesting on or before February 7, 2014 and 49,757 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and beneficial owners of more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any of our other equity securities. Based solely upon our review of the copies of such forms received by us or written representations that no other forms were required from reporting persons, we believe that all such reports were submitted on a timely basis during the fiscal year ended August 31, 2013, except for one transaction that was reported late on a Form 4 amendment filed by Joseph C. Winkler, one holding and three transactions that were reported late on an amendment to a Form 3 and one Form 4, respectively, filed by Paul K. Kirkpatrick, three transactions that were reported late on a Form 4 filed by Barbara R. Smith, four transactions that were reported late on a Form 4 amendment filed by Sarah E. Raiss, four transactions that were reported late on a Form 4 amendment filed by Anthony A. Massaro, 15 transactions that were reported late on a Form 4 amendment filed by Richard B. Kelson, and 15 transactions that were reported late on a Form 4 amendment filed by Rick J. Mills.

PROPOSAL 1

ELECTION OF DIRECTORS

Our restated certificate of incorporation divides the Board into three classes. The term of office of the Class I directors expires at this Annual Meeting.

There are three Class I nominees standing for election at the Annual Meeting. The term of the four Class II directors ends at the 2015 annual meeting of stockholders, and the term of the three Class III directors ends at the 2016 annual meeting of stockholders. Proxies cannot be voted for the election of more than three persons to the Board at the Annual Meeting.

Each nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such nominee. However, the Company has no reason to believe that any nominee will be unavailable. All of the director nominees, as well as the continuing directors, plan to attend this year’s Annual Meeting. At the 2013 annual meeting, all of our current directors were in attendance. The following tables set forth information about the nominees and the continuing directors.

DIRECTOR NOMINEES

Name, Principal Occupation and Other Information	Age	Served as Director Since
Class I – Term to Expire in 2014
Robert L. Guido	67	2007
Retired – Former Vice Chair and Chief Executive Officer of Ernst & Young’s Assurance and Advisory Practice

Business Experience:    During Mr. Guido’s 38-year career with Ernst & Young, most recently serving as Vice Chair and Chief Executive Officer of Ernst & Young’s Assurance and Advisory Practice, he worked with clients in many industries, from privately held companies to some of the firm’s largest global companies. In addition to client facing roles, he co-chaired the firm’s Global Client Steering Committee, which was comprised of the firm’s most senior partners who work with global clients, and served as the Vice-Chair of the audit practice and the Regional Partner in charge of human resources.

Other Board Experience:    Mr. Guido is a director of Bally Technologies, Inc. and is serving a three-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group, which provides the PCAOB with input on its standard-setting process. Mr. Guido also serves on the Risk Advisory Council of the National Association of Corporate Directors.

Qualifications:    Mr. Guido brings to the Board a significant level of financial and accounting expertise, as well as extensive experience in mergers and acquisitions, which he developed throughout his 38-year career at Ernst & Young. His service at Ernst & Young as a senior advisory and engagement partner to numerous global companies provides him with an in-depth understanding of the range of issues facing global companies. Mr. Guido is experienced at engaging senior management and boards in discussions encompassing key business issues such as strategy, financing alternatives, acquisitions, human resources and restructuring matters. He also brings to the Board important knowledge of and experience with the SEC and Public Company Accounting Oversight Board from his prior dealings with these agencies as a public accountant. Mr. Guido has a valuable background in corporate governance, audit committee best practices and enterprise risk management based on his experiences as a public accountant, guest lecturer and author on enterprise risk management.

Sarah E. Raiss	56	2011

Retired – Former Executive Vice President Corporate Services, TransCanada Corporation, Calgary, Alberta, Canada

Business Experience:    Ms. Raiss was employed by TransCanada Corporation, a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011 and as Executive Vice President, Human Resources and Public Sector Relations, from 2000 to 2002. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell.

Other Board Experience:    Ms. Raiss is a director of Shoppers Drug Mart and Canadian Oil Sands. She is a former director of MicroPlanet Technologies Corporation, a TSX Venture Exchange Company, at which Ms. Raiss assisted in establishing a governance framework as it became publicly traded.

Qualifications:    Ms. Raiss brings to our Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada Corporation and director of Shoppers Drug Mart provide our Board with additional perspective on corporate strategy and opportunities for current and future operations. In addition, Ms. Raiss has received an Institute of Corporate Directors professional designation and has completed courses at Harvard on “Making Boards More Effective” and at University of Pennsylvania’s Wharton School of Business on “Creating Value Through Finance”.

Name, Principal Occupation and Other Information	Age	Served as Director Since

J. David Smith	64	2004
Retired – Former Chairman, President and Chief Executive Officer, Euramax International, Inc.; currently serving as non-executive Chairman of Nortek, Inc.

Business Experience:    Mr. Smith served as Chairman, President and Chief Executive Officer of Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for construction and transportation markets, from 1996 to 2008. In 2011, Mr. Smith served as Interim Chief Executive Officer of Nortek, Inc. Prior thereto, he served as President of Alumax Fabricated Products, Inc. from 1989 to 1996, and held numerous senior operating roles in its predecessor companies from 1972 to 1989.

Other Board Experience: Mr. Smith serves as non-executive Chairman of Nortek, Inc.

Qualifications:    Mr. Smith brings to our Board managerial and operational expertise gained through his broad experience in managing and leading a significant industrial and manufacturing enterprise. His service as the Chairman, President and Chief Executive Officer of Euramax International, Inc. provides our Board with additional international and strategic perspectives. Mr. Smith’s interim leadership position at Nortek, as well as his service on Nortek’s board, have provided him with valuable management, governance and leadership experience that he brings to our Board. In addition, his service on several boards of international companies provides him with international experience and enables him to make valuable contributions to our international growth strategies.

DIRECTORS CONTINUING IN OFFICE

Name, Principal Occupation and Other Information	Age	Served as Director Since
Class II – Term to Expire in 2015
Harold L. Adams	74	2004

Chairman Emeritus of RTKL Associates Inc.

Business Experience:    Mr. Adams serves as Chairman Emeritus of RTKL Associates Inc., a global design firm, a position he has held since April 2003. Prior thereto, he served for 36 years as Chairman, President and Chief Executive Officer of RTKL Associates Inc.

Other Board Experience:    Mr. Adams is a director of Legg Mason, Inc. and Lincoln Electric Holdings, Inc.

Qualifications:    Mr. Adams has accumulated broad experience in managerial and leadership matters in over 36 years of service as Chairman, President and Chief Executive Officer of an international architecture firm. Mr. Adams brings to the Board extensive knowledge of the construction industry, having served as Chairman of The Design-Build Institute of America and as a member of the National Academy of Construction. His service on the board of directors of other publicly traded companies provides our Board with additional perspective on the Company’s operations and in the areas of management, operations and strategy. In addition, Mr. Adams has served as a leader on U.S. business advisory councils with Korea and China and the Services Policy Advisory Board to the U.S. Trade Negotiator and is Chairman of the Governor’s International Advisory Council for the State of Maryland. In these roles, Mr. Adams worked in many major international markets in a myriad of economic climates and cultures.

Joseph Alvarado	61	2011

Chairman, President and CEO of Commercial Metals Company

Business Experience:    Mr. Alvarado joined the Company in April 2010 as Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 2011, and in June 2011, he was appointed President and CEO effective September 2011. He was elected to our Board in September 2011 and was appointed as Chairman in January 2013. Prior to joining Commercial Metals Company, Mr. Alvarado served as President and Chief Operating Officer at Dallas, Texas-based Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries, from 2004 through 2007. He held such positions until United States Steel Corporation, a steel manufacturer, named him President of U.S. Steel Tubular Products in June 2007 after completing its acquisition of Lone Star Technologies, Inc. and its related companies, a position he held until March 2009. Mr. Alvarado began his career in steelmaking at Inland Steel Company in 1976, serving in various capacities until he was promoted to President of the Inland Steel Bar Company in 1995. Subsequently, Mr. Alvarado served as Executive Vice President-Commercial at Birmingham Steel Company from 1997 to 1998. In 1998, Mr. Alvarado joined Ispat North America Inc. as Vice President-Long Products Sales and Marketing, where he served until joining Lone Star Technologies in 2004.

Other Board Experience:    Mr. Alvarado is a director of Spectra Energy Corp.

Qualifications:    Mr. Alvarado has extensive experience in the metals, trading and manufacturing industries, which provides him with a keen understanding of the Company’s industry and customer and consumer dynamics. Mr. Alvarado’s vast experience in the steel industry has provided him with valuable knowledge of accounting, sales, manufacturing, planning and operations, all of which are relevant to his leadership of the Company and his service on the Board. His experience in domestic and global, integrated and minimill, and flat and long products further qualify him to lead the Company and serve on our Board. His

Name, Principal Occupation and Other Information	Age	Served as Director Since

service as our President and CEO as well as Chairman of our Board provides the Board with significant perspective on our global operations. His in-depth knowledge of the Company’s strategic priorities and operations enable him to provide valuable contributions and facilitate effective communication between management and the Board. His role as President and CEO also enables him to provide important contributions to strengthening the Company’s leadership, operations, strategy, growth and long-range plans.

Anthony A. Massaro	69	1999

Retired – Former Chairman, President and Chief Executive Officer of Lincoln Electric Holdings, Inc.

Business Experience:    Mr. Massaro served as President and Chief Executive Officer of Lincoln Electric Holdings, Inc., a manufacturer of welding and cutting equipment, from 1996 to January 2005, and as Chairman from May 1997 to October 2005. Prior to becoming Chief Executive Officer of Lincoln Electric, he served as President and Chief Operating Officer and also as President of both Lincoln Europe and Lincoln International. Prior to joining Lincoln Electric in 1993, Mr. Massaro served as a Group President of Westinghouse Electric Corporation, which he joined in 1967. Prior to his service as a Group President, he served as Westinghouse’s Executive Vice President for the Industrials and Environmental Group and held a series of engineering and management positions in Westinghouse’s nuclear, international and automation divisions.

Other Board Experience:    Mr. Massaro serves as a director of PNC Financial Services Group, Inc. He is a former director of Thomas Industries and USG Energy.

Qualifications:    Mr. Massaro has broad experience in leading a significant industrial enterprise, particularly with respect to international operations and business management. His service as the Chairman, President and Chief Executive Officer of Lincoln Electric Holdings, Inc. provides the Board with strong global business acumen and financial and strategic planning expertise. His strong international background provides our Board with additional perspective on corporate strategy and opportunities for current and future international operations. In addition, his public-company directorship service provides our Board with experience in the areas of management, operations and strategy and provides additional perspective on the Company’s operations.

Joseph Winkler	62	2012

Retired – Former Chairman and Chief Executive Officer of Complete Production Services, Inc.

Business Experience:    Mr. Winkler served as the Chairman and Chief Executive Officer of Complete Production Services, Inc., an oilfield services provider, from March 2007 to February 2012. Prior thereto, Mr. Winkler served as President and Chief Executive Officer of Complete Production Services, Inc. from March 2005 to March 2007. Prior to joining Complete Production Services, Inc., Mr. Winkler was an executive for National Oilwell Varco and several of its predecessor entities from April 1996 to March 2005.

Other Board Experience:    Mr. Winkler serves as a director of Dresser-Rand (DRC) and Hi-Crush Partners LP.

Qualifications:    Mr. Winkler brings to the Board significant leadership, operational and strategic experience gained from his service as Chairman and Chief Executive Officer of Complete Production Services, Inc. and his executive experience at National Oilwell Varco and its predecessors. His public-company board of directors service provides our Board with valuable corporate leadership, governance and strategy development knowledge.

Name, Principal Occupation and Other Information	Age	Served as Director Since
Class III – Term to Expire in 2016
Rhys J. Best	67	2010
Retired – Former Chairman, President and CEO of Lone Star Technologies, Inc.; currently serving as non-executive Chairman of Austin Industries, Inc.

Business Experience:    Mr. Best has been engaged in private investments since June 2007. From 1999 until June 2004, Mr. Best served as Chairman, President and CEO of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive and power generation industries until its acquisition by United States Steel Corporation in June 2007, and from June 2004 to June 2007, Mr. Best served as Chairman and CEO of Lone Star Technologies, Inc.

Other Board Experience: Mr. Best serves as Chairman of Crosstex Energy Services, MLP. He is a director of Trinity Industries, Inc., Cabot Oil & Gas Corporation and MRC Global, Inc.

Qualifications:    Mr. Best brings to the Board chief executive leadership and business management experience, as well as strong business acumen and financial and strategic planning expertise. His service on the boards of directors of other publicly traded companies provides our Board with a broad perspective and experience in the areas of management, operations and strategy, as well as additional perspective on the Company’s operations, including its international operations and steel manufacturing.

Richard B. Kelson	66	2010

Chairman, President and CEO of ServCo, LLC

Business Experience:    Since July 2009, Mr. Kelson has been the Chairman, President and CEO of ServCo, LLC, a strategic sourcing company. Mr. Kelson was an operating advisor of Pegasus Capital, a private equity investment firm, from September 2006 to March 2010. From 1974 to August 2006, Mr. Kelson served in a variety of capacities at Alcoa, Inc., a producer of primary aluminum, fabricated aluminum and alumina, including Chairman’s Counsel from January 2006 to August 2006 and Executive Vice President and Chief Financial Officer from 1997 to December 2005.

Other Board Experience:    Mr. Kelson is a director of MeadWestvaco Corporation and PNC Financial Services Group, Inc., and he is a former director of Lighting Science Group Corporation.

Qualifications:    Mr. Kelson brings significant financial and business knowledge and leadership experience to our Board. His past service as an operating advisor provides the Board with valuable contributions in the areas of mergers and acquisitions, capital deployment and other major financial decisions. His service as a leader of a global integrated aluminum manufacturer provides additional perspective on the Company’s global industrial and manufacturing operations. His service on the boards of directors of other publicly traded companies provides our Board with a broad perspective and experience in the areas of management, operations and strategy.

Rick J. Mills	66	2012

Retired – Former Corporate Vice-President and President of Components Group of Cummins, Inc.

Business Experience:    Mr. Mills served as the Corporate Vice-President and President of Components Group of Cummins, Inc., a manufacturer of service engines and related technologies, from 2005 to 2008. Mr. Mills spent over 37 years with Cummins, serving in a variety of financial roles before being named Vice President and General Manager of Atlas Inc., a former Cummins business that manufactured engine components, in 1988. He then served as President of Atlas from 1990 to 1993, Vice President of the Pacific Rim and Latin America operations for Cummins Filtration (formerly Fleetguard Inc.) from 1993 to 1996, Corporate Controller of Cummins, Inc. from 1996 to 2000 and Vice-President and Group President of Filtration of Cummins, Inc. from 2000 to 2005.

Name, Principal Occupation and Other Information	Age	Served as Director Since
Other Board Experience: Mr. Mills is a director of Masonite Corporation and Flowserve Corporation. He is a former director of Gerdau Ameristeel and Rohm and Haas Company.

Qualifications:    Mr. Mills brings to the Board significant leadership, operational and strategic experience gained in his 37 years at Cummins, Inc. in a variety of financial, managerial and executive positions. Mr. Mills has significant international experience from his leadership roles of the Pacific Rim and Latin America operations at Cummins, which provides the Board valuable insight into the Company’s international operations and strategy. In addition, Mr. Mills’ experience as a director of an international manufacturer and an international steel producer and recycler brings valuable corporate leadership and strategy development knowledge to the Board.

There is no family relationship between any of the directors, executive officers, or any nominee for director.

Vote Required

Directors are elected by plurality vote, and cumulative voting is not permitted.

The Board recommends a vote FOR the election of the nominees for director named above: Robert L. Guido, Sarah E. Raiss, and J. David Smith.

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Director Independence.    Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Ms. Raiss and Messrs. Adams, Best, Guido, Kelson, Massaro, Mills, Smith and Winkler are independent, as “independence” is defined by the listing standards of the NYSE, because they have no direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure.    Mr. Alvarado serves as the Chairman of the Board, President and CEO of the Company. The Board has concluded that combining the roles of CEO and Chairman of the Board is the most effective leadership structure for the Company at the present time as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. In coming to this conclusion, the independent directors considered Mr. Alvarado’s service to the Company and his leadership during the Company’s financial improvement. In addition, his vast experience within the Company’s industry affords him a broad and uniquely well-informed perspective on the Company’s business, as well as substantial insight into the trends and opportunities that may affect the Company’s future. The combination of the Chairman and CEO roles is balanced by the appointment of a Lead Director, as well as the high majority of the Board being comprised of independent directors. As discussed further below, the Lead Director is responsible for providing leadership to the Board when circumstances arise in which the joint role of the Chairman and CEO may be, or may be perceived to be, in conflict and chairing those Board sessions that are attended only by independent directors. The Board believes that having a Lead Director as part of its leadership structure promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.

Lead Director.    When considered appropriate, our corporate governance guidelines permit the designation of a Lead Director by the majority vote of independent directors. The independent directors designated Mr. Massaro as Lead Director to serve until the 2014 Annual Meeting of Stockholders, at which time Mr. Kelson will become Lead Director to serve a three year term. The responsibilities of the Lead Director include (i) convening and presiding over executive sessions attended only by independent or independent and non-employee directors, (ii) communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants, (iii) serving as a liaison between the Chairman of the Board and the Board’s independent directors on sensitive issues, (iv) consulting with the Chairman of the Board on meeting schedules and agendas in order to assure that sufficient time is available for discussion of agenda items, (v) consulting with the Chairman of the Board regarding materials to be sent to the Board, including the format and adequacy of information, (vi) consulting with the Chairman of the Board to assure the effectiveness of the Board meeting process and (vii) presiding at meetings of the Board in the event of the Chairman of the Board’s unavailability. The Lead Director is also available to receive direct communications from stockholders through Board approved procedures and may periodically, as directed by the Board, be asked to speak for the Company or perform other responsibilities.

Board Role in Risk Oversight.    Management has responsibility for managing overall risk to the enterprise. Our Board assesses the enterprise-level risks that face the Company from a strategic point of view and reviews options for risk mitigation. The responsibility to review and assess such risk exposure includes reviewing regulatory, safety, environmental and financial matters, contingent liabilities, and other risks which may be material to the Company, as well as the activities of management in identifying, assessing and mitigating against business, commercial, regulatory, operational, financial and other risks associated with the Company’s products and services. The Chairman, President and CEO periodically reports to the Board on his and management’s assessment of risks impacting the Company. The Audit Committee, discussed below, has the responsibility to review the Company’s major financial reporting risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures. The Audit Committee’s review of these risks and exposures includes, but is not limited to: (i) insurance; (ii) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters; and (iii) legal matters that may significantly impact the Company’s financial statements or risk management. In addition, the Finance Committee provides ongoing guidance and oversight of transactions involving financing, investments, and merger and acquisition activity. Both of these committees provide the Compensation Committee with a perspective on the relationship between compensation and risk, which the Compensation Committee uses in its evaluation of management compensation in order to ensure management’s continued focus on growth in stockholder value without incentivizing undue risk.

Corporate Governance Guidelines and Code of Ethics.    Our Board has adopted corporate governance guidelines. Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating and Corporate Governance Committee and the Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Financial Code of Ethics which is applicable to our CEO, CFO, Corporate Controller, any person who may function as a Chief Accounting Officer or persons performing similar functions. We intend to post any amendments to or waivers from our Financial Code of Ethics and our Code of Conduct on our website to the extent applicable to our CEO, CFO, Corporate Controller, any person who may function as a Chief Accounting Officer or persons performing similar functions. Our Corporate Governance Guidelines, the Code of Conduct, the Financial Code of Ethics and other information are available at our website, www.cmc.com, and such information is available in print to any stockholder without charge, upon request to Commercial Metals Company, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Stockholder Communications.    Interested parties may communicate with the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Meetings of the Board.    In fiscal year 2013, the entire Board met seven times, of which six were regularly scheduled meetings and one was a special meeting. All directors attended at least seventy-five percent (75%) or more of the meetings of the Board and of the committees on which they served. We expect all directors and nominees to attend the Annual Meeting. All directors attended the 2013 annual meeting of stockholders.

Executive Sessions.    As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director. In fiscal year 2013, the non-employee directors, which include all members of the Board other than Mr. Alvarado, held seven non-employee director sessions in connection with Board meetings and one stand-alone meeting.

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance and Finance. Each of these committees is comprised entirely of independent directors. The Board has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board. All committee charters are available at our website, www.cmc.com, and available in print to any stockholder without charge, upon request to Commercial Metals Company, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Audit Committee.    The Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report beginning on page 60. For the 2013 fiscal year, the members of the Audit Committee were Messrs. Guido (Chairman), Adams, Massaro and Mills. In addition, Mr. Womack served on the Audit Committee through January 25, 2013, when he retired from the Board. During the fiscal year ended August 31, 2013, the Audit Committee met five times. Effective January 28, 2014, the members of the Audit Committee will be Messrs. Guido (Chairman), Adams, Massaro and Mills.

Compensation Committee.    The Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

(i)	to assist the Board in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives,

(ii)	to make recommendations to the Board with respect to incentive compensation plans, equity based plans and other compensation and benefits programs that are subject to Board approval,

(iii)	to administer the Company’s incentive compensation, stock option and other equity based plans, including approving option guidelines and grants, making, modifying, substituting or canceling grants, designating participants, interpreting the plans and programs, determining plan and program rules and regulations, and imposing limitations, restrictions and conditions upon any award,

(iv)	to review and make recommendations to the Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer,

(v)	to review and discuss with management the Compensation Discussion and Analysis (“CD&A”) included in the proxy statement and, based on such review and discussion, recommend to the Board that such CD&A be included in the annual report on Form 10-K and the proxy statement,

(vi)	to prepare the Compensation Committee Report for inclusion in the proxy statement,

(vii)	to conduct a Compensation Committee self-assessment annually and

(viii)	to review the Compensation Committee’s charter annually.

The members of the Compensation Committee for fiscal year 2013 were Messrs. Smith (Chairman), Best, Kelson and Ms. Raiss.

The Compensation Committee met nine times during the fiscal year ended August 31, 2013. Effective January 28, 2014, the members of the Compensation Committee will be Ms. Raiss (Chairman) and Messrs. Best, Kelson and Smith. For a further discussion of the Compensation Committee’s role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s engagement and use of independent third-party compensation consultants, please see the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee.    The Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter including, (i) identifying and making recommendations as to individuals qualified to be nominated for election to the Board and Board committees, (ii) monitoring developments in corporate governance matters and overseeing compliance with statutes, rules and regulations relating thereto, including reviewing, assessing and making recommendations to the Board with respect to our corporate governance guidelines, (iii) overseeing the annual self-evaluation of the performance of the Board and management, (iv) overseeing and recommending compensation of non-employee directors, (v) other corporate governance matters, (vi) reviewing and overseeing director orientation and continuing education, (vii) overseeing compliance with regulations regarding certain disclosures to stockholders, (viii) conducting a Nominating and Corporate Governance Committee self-assessment annually and (ix) reviewing the Nominating and Corporate Governance Committee’s charter annually. For the fiscal year 2013, the members of the Nominating and Corporate Governance Committee were Messrs. Kelson (Chairman), Guido, Massaro, and Ms. Raiss. The Nominating and Corporate Governance Committee met six times during the fiscal year ended August 31, 2013. Effective January 28, 2014, the members of the Nominating and Corporate Governance Committee will be Messrs. Best (Chairman), Guido, Kelson, and Ms. Raiss.

Finance Committee.    The Board has established a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including reviewing and making recommendations to the Board with respect to (i) potential strategic transactions including mergers, acquisitions, divestitures, joint ventures and other investments and proposed major capital expenditures along with reviewing the performance of the foregoing, (ii) our cash position, capital structure and strategies, financing strategies, debt arrangements and insurance coverage matters, (iii) our dividend policy, stock splits and stock repurchases and debt arrangements, (iv) the issuances, as appropriate, of debt or equity securities and (v) the adequacy of the funding of our funded retirement plans and welfare benefits plans (other than those plans maintained pursuant to a collective agreement that names a joint administrative board as the governing plan fiduciary) in terms of our corporate purposes and objectives. The Finance Committee also conducts annually an evaluation of its own performance and, in light of this, considers changes in the membership, charter or procedures of the committee. During the 2013 fiscal year, the members of the Finance Committee were Messrs. Best (Chairman), Adams, Mills, Smith and Winkler. In addition, Mr. Womack served on the Finance Committee through January 25, 2013, when he retired from the Board. Effective January 24, 2013, Mr. Winkler was appointed as Chairman of the Finance Committee, and Mr. Best continued to serve as a member of the Finance Committee. The Finance Committee met seven times during the fiscal year ended August 31, 2013. Effective January 28, 2014, the members of the Finance Committee will be Messrs. Winkler (Chairman), Adams, Massaro, Mills and Smith.

Selection of Nominees for Election to the Board.    The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for directors. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective nominees, and the need for any required expertise on our Board or one of its committees. The Nominating and Corporate Governance Committee also contemplates multiple dynamics that promote and advance diversity among the members of our Board. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Nominating and Corporate Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, racial and gender diversity, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Directors may not serve on the board of directors of more than four other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time, if elected by stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. In order for the Nominating and Corporate Governance Committee to consider persons recommended by stockholders for inclusion as nominees for election to our Board, stockholders should submit the names, biographical data and qualifications of such persons in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to the Corporate Secretary of Commercial Metals Company at P.O. Box 1046, Dallas, Texas 75221. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s second amended and restated bylaws addressing stockholder nominations of directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013.

J. David Smith (Chairman)

Rhys J. Best

Richard B. Kelson

Sarah E. Raiss

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company manufactures, recycles and markets steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets. The CMC Americas Division operates utilizing three segments: Americas Recycling, Americas Mills and Americas Fabrication. The CMC International Division operates utilizing two segments: International Mill (comprised of all mill, recycling and fabrication operations located in Poland) and International Marketing and Distribution (which includes all marketing and distribution operations located outside the U.S., two U.S.-based trading and distribution divisions, CMC Cometals, located in Fort Lee, New Jersey and CMC Cometals – Steel, located in Irving, Texas, and a recycling facility in Singapore).

In order to compete effectively in the steel and metal products industry, it is critical that we attract and retain motivated leaders who can best position the Company to deliver financial and operational results for the benefit of our stockholders. We believe that we achieve this objective through our executive compensation program, which is administered by the Compensation Committee of the Board of Directors (the “Committee”).

Fiscal Year 2013 Performance and Application of Pay-for-Performance Philosophy.    In fiscal year 2013, the Company improved in its results despite a challenging environment for the metals industry as a whole.

Consistent with our pay-for-performance compensation philosophy, realized incentive compensation varies based on the Company’s financial and operational results and stock price performance. For fiscal year 2013:

•	Annual Cash Incentive Bonus was paid on average at 50% of target for NEOs holding Company-wide positions and on average at 64% of target for Messrs. Porter and Elmore;

•	no long-term cash incentive payments were made to the NEOs for the three-year performance periods ending in fiscal year 2013; and

•

three of the NEOs received discretionary annual bonuses, representing from 1% to 3.7% of their respective total compensation, in recognition of their significant efforts and contributions to the Company in fiscal year 2013.

Fiscal Year 2013 Compensation Changes.    In connection with its ongoing review of the Company’s executive compensation program, the Committee implemented a number of changes to our executive pay program to enhance individual accountability in determining incentive pay, strengthen the pay-for-performance alignment of our overall compensation program, focus on elements of performance that are within our executives’ control, and strengthen the alignment between our pay program and our business strategy. These changes included reducing the maximum annual incentive payout levels, increasing our base salary target position from the 40th percentile to the 50th percentile of market data, and replacing our historical practice of settling long-term performance-based restricted stock unit awards in cash with an equity-based performance award. Please see page 27 for further information regarding these fiscal year 2013 changes.

Corporate Governance Highlights regarding Executive Compensation.    The Committee, with the assistance of its independent compensation consultant, engages in an ongoing review of the Company’s executive compensation program to ensure that it supports the Company’s compensation policy and serves the long-term interests of our stockholders. Following are highlights of the Company’s corporate governance framework, which the Committee believes reinforces our pay-for-performance environment:

•

Executive Employment Continuity Agreements with No Tax Gross-Ups.    The Company does not provide for excise tax gross-ups under the Executive Employment Continuity Agreements. Under these agreements, if we determine that the payments to an executive under the Company’s change in control agreement, combined with any other payments or benefits to which the executive may be entitled, would result in the imposition on the executive of an excise tax, we are required to either (i) reduce such payments to the maximum amount which would not result in imposition of an excise tax or (ii) make such payments to the executive if, even after the executive’s payment of the excise tax, the executive would receive a larger net amount.

•

Double Trigger Required for Receipt of Cash Severance Payments.    The Company’s change in control agreements contain a “double trigger” in that there must be present both a change in control and a qualifying termination of the executive in order to trigger cash severance payments under these agreements. We believe that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

•

Stock Ownership Guidelines.    To further align the interests of our executives and directors with those of our stockholders and to assure that our executives and directors own meaningful levels of Company stock throughout their tenures with the Company, the Committee established stock ownership guidelines for our executives and directors. The stock ownership guidelines require the non-employee directors and President and CEO to own Company stock equal in value to five times such person’s annual cash retainer or base salary, as applicable, and each of our other named executive officers to own Company stock equal in value to three times his or her respective base salary.

•

Benchmarking Process Used for Compensation Determinations.    The Committee reviews external market data prepared by the Committee’s external compensation consultant, in order to set market-based compensation levels and consider current best practices when making compensation decisions.

•	Independent Compensation Consultant. The Committee engages Hay Group as its independent compensation consultant.

•

Clawback Policy.    Effective November 26, 2013, the Committee adopted a clawback policy which allows the Committee, to the extent legally permitted, to recover incentive compensation if the payment or award was predicated upon achieving certain financial results that were subsequently the subject of restated financial statements and a lower payment or award would have been made to the executive officer based upon the restated financial statements.

•

Compensation Risk.    The Company’s compensation policies, which are formally reviewed by the Committee with the assistance of Hay Group, are structured to discourage inappropriate risk-taking by our executives.

•

Metrics based on Company and Individual Performance.    Bonuses paid under the Annual Cash Incentive Bonus as well as the settlement of performance-based equity awards is determined based on pre-establish Company-wide performance goals and, in the case of the Annual Cash Incentive Bonus program for some executives, business-unit performance goals. The Committee includes an annual discretionary incentive bonus component in the Company’s executive compensation program to reward individual performance not reflected in the performance metrics established under the Annual Cash Incentive Bonus and long-term incentive programs.

•

Anti-Hedging and Anti-Pledging Policy.    The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term or speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

As noted above, in its compensation review process, the Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Committee considered the affirmative stockholder “say-on-pay” vote at the Company’s 2013 annual meeting. Based in part on such vote, the Committee determined that the Company’s executive compensation objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to such “say on pay” vote.

Structure of Executive Compensation Program

In connection with its ongoing review of the Company’s executive compensation program, the Committee elected to make multiple changes to our executive pay program for fiscal year 2013, and in conjunction with these changes, the Company retained Hay Group as its independent compensation consultant. These changes were intended to achieve a number of important objectives, including, but not limited to:

•	Enhancing individual accountability in determining incentive pay;

•	Strengthening the pay-for-performance alignment of our overall compensation program;

•	Focusing on elements of performance that are within our executives’ control, allowing us to plan for the cyclical nature of our business; and

•

Strengthening the alignment between our pay program and our business strategy, which the Committee believes will further align our executive compensation program with the interests of our stockholders.

The changes implemented for fiscal year 2013 included the following:

•

Increasing target annual incentive payout levels and reducing the maximum annual incentive payout levels to two times the target payout levels, in order to better align our program with our business strategy and market practices;

•

Implementing an “umbrella” approach under our annual incentive plan, in order to strengthen the ability of the Committee to establish individual performance objectives while still preserving the tax deductibility of compensation paid under such plan;

•	Diversifying our annual incentive plan scorecard to better allow the Committee to hold management accountable for their performance against strategic, operational, functional and/or individual goals;

•

Further aligning the long-term incentive program with the Company’s relative performance by adding a custom peer group (in addition to the competitor Peer Group) for the vesting a portion of the long-term incentive awards granted to our executive officers;

•	Increasing our target base salary competitiveness from the 40th percentile to the 50th percentile to further enhance the retentive nature of our program and to aid in attracting key executive talent;

•

Rebalancing our emphasis on performance-vested restricted stock and time-vested restricted stock units in order to create a balanced portfolio that better aligns long-term incentive payouts with achievement of specific long-term objectives, while fostering an ownership mentality and enhancing the retentive strength of our long-term incentive program;

•	Paying out future grants of performance-vested restricted stock units entirely in shares, in order to enhance the alignment with stockholders and achieve more efficient accounting;

•

Increasing the maximum payout level of our performance-vested restricted stock units to two times the target payout level, in order to enhance the motivational value of the program and to better align with market standards;

•

Strengthening the definition of ownership for purposes of achieving our executive stock ownership guidelines by eliminating the counting of unvested performance-vested shares under those guidelines; and

•	Requiring our executives to achieve our stock ownership guidelines within five years.

Following a year in which we made significant changes to our executive pay program, the Committee continued to engage Hay Group throughout fiscal year 2013 to evaluate the appropriateness and effectiveness of the design changes implemented earlier in the fiscal year and to monitor whether these changes continued to support the state of our business. Given the pay program design overhaul for fiscal year 2013, and the Committee’s assessment of those changes to-date, no further structural changes were made for fiscal year 2014. However, the Committee, with the assistance of its independent compensation advisor, will continue to monitor the appropriateness of our pay program design as the Company’s business continues to progress and evolve as a result of changing market conditions.

Executive Compensation Participants

The Company’s executive compensation program applies to approximately 120 senior executives and senior managers; however, per the SEC executive compensation disclosure rules, this CD&A focuses on the compensation paid or awarded to the six named executive officers included in the Fiscal Year 2013 Summary Compensation Table on page 43.

For fiscal year 2013, the named executive officers (the “NEOs”) were:

•	Mr. Alvarado, Chairman, President and CEO

•	Ms. Smith, Senior Vice President and Chief Financial Officer

•	Mr. Porter, Senior Vice President of Commercial Metals Company & President – CMC Americas Division

•	Mr. Elmore, Senior Vice President of Commercial Metals Company & President – CMC International Division

•	Ms. Bruder, former Senior Vice President of Law, Government Affairs & Global Compliance and General Counsel (through October 22, 2013); former Corporate Secretary (through January 2013)

•	Mr. Alleman, former Senior Vice President of Human Resources and Organizational Development (through March 2013)

Compensation Objectives and Principles

The Committee oversees the compensation and benefit programs of our executives. The Committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development, and retention of the executive talent and leadership required to achieve our business objectives. The Committee is made up entirely of independent directors, consistent with the current listing standards of the NYSE.

The Committee believes that it is in the best interests of stockholders for us to establish and maintain a competitive executive compensation program. For fiscal year 2013, our base salary philosophy consisted of maintaining competitive base salaries which were targeted at approximately the 50th percentile of competitive market data, as discussed below. A significant portion of potential executive compensation is based upon our financial and operational performance, which we believe aligns executive performance goals with those of our stockholders. We will pay higher compensation when financial goals are exceeded than when such goals are not met, taking into consideration individual ability to influence results and overall economic and market conditions.

The Committee has approved an executive compensation program that:

•	facilitates the attraction and retention of top-caliber talent;

•	aligns the mid range interests of our executives with those of our stockholders; and

•	offers median base salaries and competitive employee benefits coupled with meaningful short and long-term “variable” incentives dependent upon achieving financial performance goals.

Within the objectives listed above, the Committee generally believes that it is in the interests of the Company and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

In addition, the Committee believes that a portion of our executive compensation program must remain discretionary. Discretionary compensation allows the Committee (i) to evaluate and reward executive performance in areas such as employee development and training, leadership and succession planning, (ii) to perform a qualitative assessment of the business and competitive conditions in which we operate, and (iii) to consider issues of internal pay equity and external benchmarking.

Determination of Total Compensation

The Committee engages an external compensation consultant to assist it in an ongoing review of the Company’s executive compensation program. The review includes an analysis of market compensation practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, our compensation philosophy, and the features of the program. The Committee periodically adjusts the various compensation elements, and did so at the start of fiscal year 2013, to further align the performance goals applicable to our executives with those of our stockholders as well as with the requirements of our business and regulatory environment.

External Compensation Advisor

In July 2012, the Committee engaged Hay Group on an ongoing basis to consult on executive compensation matters. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Committee. At the direction of the Committee, our management provides information and analyses to the Committee. As discussed further below, the Company participates in and purchases various compensation surveys and studies that management and the Committee use to analyze executive compensation. The Committee believes that utilizing information from multiple external consulting firms and compensation surveys ensures an objective and well-rounded view of executive compensation practices.

Hay Group does not provide any other services to the Company. The Committee has assessed the independence of Hay Group pursuant to the NYSE rules and the Committee concluded that Hay Group’s work for the Committee did not raise any conflict of interest.

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Committee and, as appropriate, the Committee’s external compensation advisor regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the Committee’s compensation advisor, trends and recommends improvements to the compensation programs. Specifically, Mr. Alvarado, the Chairman of the Board, President and CEO, reviewed with the Committee his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus, long-term bonus and equity awards for the NEOs to ensure alignment of stockholder interests with executive goals as well as reward for performance. In addition, during fiscal year 2013, Ms. Smith, Ms. Bruder, Mr. Alleman and the Company’s Director of Executive Compensation and HRIS also periodically attended Committee meetings at the invitation of the Committee. While the Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Committee. The Committee also meets regularly in executive session (without the attendance of any member of management).

Competitiveness of Our Compensation Program

Our executive compensation program is designed so that total short and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on Peer Group data and compensation survey data. Peer Group data is used to evaluate the compensation paid or awarded to Mr. Alvarado, while compensation survey data also is used to evaluate compensation paid or awarded to the other NEOs.

Annually, the Committee selects for the Peer Group those companies it considers to be the most comparable with emphasis on their industry focus, size, scope, and complexity of operations. For fiscal year 2013, the Peer Group consisted of the following companies, which were the same peer companies used to evaluate fiscal year 2012 compensation:

•	AK Steel Holding Corporation

•	Allegheny Technologies Incorporated

•	Mueller Industries, Inc.

•	Nucor Corporation

•	Reliance Steel & Aluminum Co.

•	Schnitzer Steel Industries, Inc.

•	Steel Dynamics, Inc.

•	The Timken Company

•	United States Steel Corporation

•	Worthington Industries

During fiscal year 2013, the Company’s historical Peer Group was reviewed by the Committee with the assistance of Hay Group. Based on such review, the Committee approved the deletion of Mueller Industries, Inc. from the Company’s Peer Group and the addition of the following companies to the Peer Group: Alcoa Inc.; Ball Corp.; Cliffs Natural Resources Inc.; Crown Holdings Inc.; Harsco Corp.; Meadwestvaco Corp.; and Rock-Tenn Co. This revised Peer Group will be used to evaluate fiscal year 2014 compensation. The Peer Group changes were made to better balance the size, business scope, and complexity of the Peer Group as compared to the Company. The Committee believes that the adjusted Peer Group strongly reflects the Company’s core business segments and operating model.

As noted above, the Committee also uses compensation survey data in its evaluation of executive pay for the NEOs other than Mr. Alvarado. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Committee in evaluating fiscal year 2013 compensation levels, the Committee reviewed information from the following surveys: Economic Research Institute 2012 Executive Compensation Assessor; Mercer Human Resource Consulting 2011 Executive Survey Report; and Towers Watson 2011/2012 Industry Report on Top Management. For purposes of this CD&A, the Peer Group data and compensation survey data are collectively referred to as “Peer Data.”

Compensation Decisions During Fiscal Year 2013

In fiscal year 2013, the following compensation actions were taken:

•

Annual Cash Incentive Bonus (as defined below) was paid on average at 50% of target for NEOs holding Company-wide positions and on average at 64% for Messrs. Porter and Elmore, based on both Company-wide and business unit performance;

•	no long-term cash incentive payments were made to the NEOs for the three-year performance periods ending in fiscal year 2013;

•

Messrs. Porter and Elmore and Ms. Smith received discretionary annual bonuses, representing from 1% to 3.7% of their respective total compensation, in recognition of their significant efforts and contributions to the Company in fiscal year 2013;

•

the NEOs were granted a combination of performance-based and time-vested restricted stock units, with vesting of 75% of the performance-based stock unit award being determined based on cumulative three-year EBITDA and ROIC targets (each as defined below) and vesting of 25% of the performance-based restricted stock unit award being determined based on total stockholder return (“TSR”) ranking;

•

Mr. Alvarado received an additional equity award of 91,014 performance-based stock units and 91,015 time-vested restricted stock units in connection with his appointment to Chairman of the Board in January 2013 and based on his leadership during the Company’s financial improvement, with these awards subject to the same vesting terms and performance criteria as the annual equity award described above.

•

all of the NEOs (with the exception of Mr. Elmore, who joined the Company in July 2012) received salary increases to further align the base salary levels with the 50th percentile of the market data and/or in connection with a promotion;

•

the target award opportunity for each of the NEOs under the Company’s Annual Cash Incentive Bonus plan was increased and the maximum bonus opportunity was reduced to two times the target opportunity to bring the bonus award opportunities into closer alignment with market standards and the Company’s business strategy;

•

the long-term incentive award opportunity for Mr. Alvarado was increased from 200% of base salary to 450% of base salary based on the advice of the Compensation Committee’s independent compensation consultant and to bring his long-term award opportunity closer in line with market data; and

•

the Company entered into a separation agreement with Mr. Alleman in connection with Mr. Alleman’s separation from the Company, which included, among other benefits, a lump sum severance payment of $750,000 (two times his then current annual base salary) and the accelerated vesting of certain outstanding equity awards held by Mr. Alleman.

In addition, following the end of fiscal year 2013, the Company entered into a transition and separation agreement with Ms. Bruder in connection with Ms. Bruder’s separation from the Company, which included, among other benefits, a lump sum severance payment of $830,000 (two times her then current annual base salary) and the accelerated vesting of certain outstanding equity awards held by Ms. Bruder.

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, executives are provided with a mix of base salary, short-term incentives, long-term incentives, employee benefits and health and welfare benefits. Our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk” such that compensation will vary based on performance. “Variable” compensation is a component of compensation for most of our employees, but it is reflected in greater proportion in the NEO compensation. The following table describes each element of compensation and the objectives of each element:

PROGRAM	DESCRIPTION	OBJECTIVES
ANNUAL COMPENSATION:
Base Salary	• Annual cash compensation.	• Retention. • Recognition of sustained individual performance.
Annual Cash Incentive Bonus

• Bonus plan based on achieving pre-established performance goals set by the Committee.

• Bonus payouts for achieving pre-established performance goals may be reduced (but not increased) at the discretion of the Committee.

• Focus executives on achieving pre-established performance goals, such as return on invested capital or net assets, operating profit, net earnings or working capital reduction, overhead reduction and other financial and operational goals and objectives.

Annual Discretionary Incentive Bonus	• Cash bonuses awarded at the discretion of the Committee. The Committee may consider any circumstances it deems appropriate in awarding these discretionary bonuses.

• Provide the Committee with flexibility to reward individual performance not reflected in pre-established performance goals under the annual cash incentive bonus program.

• Focus employees on performance.

• Reviewed annually for individual contribution in context of Company performance, internal pay equity and external benchmarking.

PROGRAM	DESCRIPTION	OBJECTIVES
LONG-TERM COMPENSATION:
Long-Term Incentive Program

•   A long-term incentive program using a combination of time-vested and performance-based awards. The performance-based awards are subject to a multi-year performance period, currently based on growth in EBITDA and ROIC targets as well TSR ranking.

• Focus on long-term Company performance and long-term success. • Retention. • Align employee and stockholder interests via performance goals and stock ownership.
OTHER EXECUTIVE BENEFITS:
Retirement Programs

•   Company offers an ERISA-qualified defined contribution plan, a non-qualified plan designed to restore benefits that would have otherwise been received by participants but for applicable IRS limits, and pension retirement plans for designated employees located outside the U.S.

• Attract qualified employees. • Retention. • Provide vehicle for retirement.
Perquisites	• Company-provided automobiles and related insurance and maintenance (or, alternatively, an allowance for the same). Relocation benefits. Executive physicals. Financial planning services.	• Attract qualified employees. • Retention. • Provide competitive benefits to employees.
Other Benefits	• Medical, dental, vision, life insurance, short and long-term disability, employee assistance program, employee stock purchase plan and other benefits.	• Attract qualified employees. • Retention. • Provide competitive benefits to employees.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. For fiscal year 2013, in connection with a comprehensive evaluation of the Company’s overall compensation program, our base salary target increased from the 40th percentile to the 50th percentile of Peer Data to further enhance our ability to attract and retain key executive talent. While the Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the executive’s current position or with the Company, internal pay equity, and retention concerns. For example, in light of their tenure in their current positions with the Company, the 2012 base salary levels of Mr. Alvarado and Ms. Smith were below the market median for their positions. Accordingly, in fiscal year 2013, the Committee increased the base salary levels of Mr. Alvarado and Ms. Smith to reflect their increased tenure with the Company and to bring their salary levels into closer alignment with the 50th percentile of the Peer Data. The Committee strives to maintain base salaries at levels that will attract top talent, while linking a significant portion of an executive’s total compensation opportunity to our success.

The fiscal year 2013 salary increases described below were generally made to bring the base salary levels of our NEOs into closer alignment with the 50th percentile of the Peer Data. During fiscal year 2013, Mr. Alvarado received two salary increases, with the first salary increase of $100,000 made to bring his base salary level into closer alignment with the 50th percentile of the Peer Data and the second salary increase of $50,000 made in connection with his appointment to Chairman of the Board.

For fiscal year 2013, the annual base salaries were adjusted as follows:

•	Mr. Alvarado’s base salary increased from $750,000 to $900,000;

•	Ms. Smith’s base salary increased from $475,000 to $520,000;

•	Mr. Elmore’s base salary did not increase during fiscal year 2013;

•	Mr. Porter’s base salary increased from $500,000 to $530,000;

•	Ms. Bruder’s base salary increased from $400,000 to $415,000; and

•	Mr. Alleman’s base salary increased from $346,500 to $375,000.

Annual Cash Incentive Bonus

At the 2013 annual meeting of stockholders, our stockholders approved the Commercial Metals Company 2013 Cash Incentive Plan (the “2013 Cash Plan”), the purpose of which is to advance the interests of the Company and our stockholders by:

•

providing those employees designated by the Committee, which may include NEOs, other senior executives, senior managers and other employees, incentive compensation tied to pre-established and objective performance goals;

•	identifying and rewarding superior performance;

•	providing competitive compensation to attract, motivate, and retain outstanding employees who achieve superior performance for us; and

•	fostering accountability and teamwork throughout the Company.

In accordance with the terms of the 2013 Cash Plan, the Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Committee makes all decisions with respect to the implementation of the 2013 Cash Plan. In establishing performance goals, the Committee reviews industry and market conditions, the alignment of the goals with our strategy, projected general economic conditions, both our past and forecasted performance levels applicable to those executives with overall Company responsibilities and, with respect to Mr. Porter and Mr. Elmore, each business unit for which they are responsible.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2013 Annual Cash Incentive Bonus was designed to focus our executives on short-term return and, in the case of business unit leaders, EBITDA and RONA goals (each as defined below). We believe that these goals in concert help ensure that executives are focused on effectively utilizing our assets, maximizing operational efficiencies and seeking profitable growth opportunities. In addition, for fiscal year 2013, an “umbrella” trigger was added to the 2013 Cash Plan whereby no bonus pool would be funded for the NEOs in the event the Company failed to exceed a 1% ROIC.

For fiscal year 2013, in connection with a comprehensive evaluation of the Company’s overall compensation program, the maximum bonus opportunity for the NEOs was reduced from three times to two times the bonus target in order to better align our program with our business strategy and market standards. The target bonus opportunity for each NEO was increased to bring the target award opportunity into closer alignment with Peer Data. Target Annual Cash Incentive Bonus opportunity is designed to achieve, when combined with base salary, compensation at approximately the 50th percentile of Peer Data.

As noted above, for fiscal year 2013, the base salary target was increased from the 40th percentile to the 50th percentile of Peer Data. The shift from the 40th percentile to the 50th percentile will be made over time, so for those NEOs for whom their fiscal year 2013 base salary was below the median of the Peer Data, their bonus potential for fiscal year 2013 was calculated as if they were paid at the 50th percentile of the Peer Data (“Incentive Base Pay”) (as indicated in the following table) rather than their actual fiscal year 2013 base salary level.

The table below sets forth each NEO’s fiscal year 2013 threshold, target and maximum bonus opportunities, expressed as a percentage of Incentive Base Pay.

2013 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Incentive Base Pay at Beginning of Fiscal Year 2013

Name	Incentive Base Pay	Threshold	Target	Maximum
Joseph Alvarado	$905,400	50%	120%	240%
Barbara R. Smith	$543,000	35%	80%	160%
John Elmore	$550,000	37.5%	85%	170%
Tracy L. Porter	$530,000	37.5%	85%	170%
Ann J. Bruder	$436,900	30%	65%	130%
James B. Alleman	$398,300	30%	65%	130%

The 2013 performance goals were based on (i) 80% overall Company and business unit financial performance (the “Financial Performance Bonus Pool”) and (ii) 20% Company-wide operational performance objectives (the “Operational Performance Bonus Pool”). The Financial Performance Bonus Pool and Operational Performance Bonus Pool are funded based on the extent to which the underlying performance goals are achieved. However, under the terms of the Annual Cash Incentive Bonus plan, the Committee retains the discretion to reduce the payout levels or to determine that no payouts will occur with respect to a participant in the Annual Cash Incentive Bonus plan. For Mr.Alvarado, Ms. Smith, Ms. Bruder and Mr. Alleman, the Financial Performance Bonus Pool funding was based entirely on overall Company FIFO Net Income and ROIC (each as defined below), with each financial performance goal weighted equally. For Messrs. Elmore and Porter, the Financial Performance Bonus Pool funding was based 50% on overall Company FIFO Net Income and ROIC and 50% on their respective business unit RONA and EBITDA, with each performance goal weighted equally. The operational performance objectives for all participants, including the NEOs, were safety training initiatives, management of SG&A costs and development of management succession plans, with each operational performance goal weighted equally. Based on the attainment of the operational performance goals, the Operational Performance Bonus Pool was funded at 100%.

With regard to the financial performance goals, the Committee established annual performance targets that were aligned with the Company’s fiscal year 2013 operating plan to further incentivize participants to achieve the Company’s operating plan. At the time the performance goals were established, the Committee decided to exclude the impact of fluctuations in the Company’s effective tax rate and, instead, the performance targets as well as the measurement of performance against those targets was based on the statutory tax rate applicable to the Company.

The following tables set forth the fiscal year financial 2013 performance goals applicable to each NEO. Payouts for performance in between performance levels are determined using straight line interpolation.

Mr. Alvarado’s, Ms. Smith’s, Ms. Bruder’s and Mr. Alleman’s 2013  Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance
FIFO Net Income(1)	50%	$59M	$90M	$163M	$61M
ROIC(2)	50%	4.4%	5.7%	8.7%	4.4%

Mr. Elmore’s 2013 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance
FIFO Net Income(1)	50%	$59M	$90M	$163M	$61M
ROIC(2)	50%	4.4%	5.7%	8.7%	4.4%
Business Unit Performance Goal (International Division)	Weighting	Threshold	Target	Maximum
RONA(3)	50%	4%	7.5%	12.4%	-.9%
EBITDA(4)	50%	$83M	$116M	$161M	$47M

Mr. Porter’s 2013 Annual Cash Incentive Bonus Performance Goals

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance
FIFO Net Income(1)	50%	$59M	$90M	$163M	$61M
ROIC(2)	50%	4.4%	5.7%	8.7%	4.4%
Business Unit Performance Goal (Americas Division)	Weighting	Threshold	Target	Maximum
RONA(3)	50%	13.3%	16.5%	20.8%	15.1%
EBITDA(4)	50%	$287M	$335M	$402M	$313M

(1)	FIFO Net Income means net earnings calculated using the first in, first out (“FIFO”) inventory costing method for all inventories.

(2)	ROIC means FIFO Net Income before interest expense divided by the sum of commercial paper, notes payable, current maturities of long-term debt, debt and stockholders equity.

(3)	For an applicable business unit, RONA means the percentage obtained by dividing Operating Profit by the value of average net assets, determined by using the FIFO inventory costing method.

(4)	For an applicable business unit, EBITDA means FIFO Net Income before income taxes, interest (both internal and external), depreciation, amortization expenses and the impairment of depreciable and other intangible assets.

Based on the Company and business unit financial performance and the attainment of the operational goals, the NEOs holding Company-wide positions received a payout of on average 50% of their respective target award opportunities and Mr. Porter and Mr. Elmore received payouts of on average 64% of their respective target award opportunities. Accordingly, Messrs. Alvarado, Elmore, Porter and Alleman and Ms. Smith and Ms. Bruder received Annual Cash Incentive Bonuses of $721,600, $231,728, $357,182, $67,600, $295,408 and $111,000, respectively, each of which is included in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2013 Summary Compensation Table.

Discretionary Bonuses

In addition to the Annual Cash Incentive Bonus, the Committee may, in its discretion, approve additional discretionary cash awards to employees, including the NEOs (the “Annual Discretionary Incentive”). Any Annual Discretionary Incentive is calculated solely at the discretion of the Committee. At the end of each fiscal year the Committee determines whether any discretionary awards are deemed warranted and, if so, in what amount. Each discretionary cash award is based on the Committee’s evaluation of the individual’s overall job performance, including (i) progress toward non-financial or objective goals, (ii) a qualitative assessment of the business and competitive conditions in which we operate, and (iii) issues of internal pay equity and external benchmarking.

After reviewing the Company and individual performance for fiscal year 2013 and based on the input of Hay Group, the Committee determined that it was appropriate to award discretionary bonuses to certain of the NEOs to recognize and reward management for its strong operational performance during fiscal year 2013. Accordingly, Messrs. Porter and Elmore and Ms. Smith received discretionary bonuses of $17,818, $68,272 and

$54,592, respectively. The Committee approved the fiscal year 2013 bonuses for Ms. Smith and Messrs. Porter and Elmore in recognition of their individual contributions with respect to improving safety performance throughout the workplace, the development of the Company’s talent base and the implementation of a management system to improve performance and accountability within the organization.

Long-Term Incentives

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for cash and equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus, the Annual Discretionary Incentive, and long-term incentive programs provide balanced cash incentives and equity incentives that reward executive focus on delivering both financial results and long-term growth. Both equity and cash are used in order to facilitate retention, provide long-term motivation and focus executives on increasing stockholder value. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data. In fiscal year 2013, Mr. Alvarado’s long-term incentive target was increased from 200% to 450% of his base pay based on the advice of Hay Group, and he received an additional equity award in February 2013 in connection with his appointment to Chairman of the Board and his leadership during the Company’s financial improvement based on the advice of Hay Group and to bring his fiscal year 2013 long-term incentive award in line with the Peer Data.

Fiscal Year 2013 – Fiscal Year 2015 Long-Term Incentive Program

In fiscal year 2013, the Committee approved the 2013 – 2015 long-term incentive program with the long-term incentive awards to be delivered one-half in the form of time-vested restricted stock units (“RSUs”) and one-half in the form of performance-vested stock units (“PSUs”). The RSU awards vest ratably over a three-year period and will be settled in shares of Company stock. For the PSUs, the performance period began on September 1, 2012 and will end on August 31, 2015 and the PSUs will be settled in shares of Company stock.

The Committee, with input from management and Hay Group, selected growth in net earnings before interest (including accounts receivable securitization program expenses), taxes, depreciation, amortization and the impairment of depreciable and other intangible assets such as goodwill (“EBITDA”), return on invested capital (“ROIC”) and relative total stockholder return (“TSR”) as the performance measurements for vesting of the PSUs. The Committee, with input from management and Hay Group, selected EBITDA and ROIC as the absolute measure intended to reflect the Company’s profitable growth and TSR as a relative measure of the Company’s performance against the TSR peer group.

The PSU awards are measured over the performance period with 75% of the award vesting based on the achievement of growth in EBITDA over the three-year performance period and positive ROIC level. In each year of the performance period, an EBITDA goal is set by the Committee based on the business plan as approved by the Board of Directors and performance is measured on a cumulative basis as compared to the target levels set by the Committee for each of the three years in the performance period. If a positive ROIC is not attained, then under the terms of the award agreements, none of the PSU awards subject to the EBITDA metric will vest regardless of the EBITDA performance achieved. The payout formula is intended to encourage strong, focused performance with each performance level representing what the Committee deemed to be stretch, but attainable performance goals given the economic and market conditions at the time the goals were set. The EBITDA target for fiscal year 2013, the first year of the performance period, was $364 million and the Company achieved $305 million in fiscal year 2013 EBITDA. The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on EBITDA performance.

2013-2015 EBITDA Performance vs. Target

	EBITDA Metric:
	Threshold (70%):	Target (100%):	Maximum (130%):
Percent of Units to Vest:	50%	100%	200%

The remaining 25% of the PSU award vests based on the Company’s relative TSR performance compared to a peer group of companies. For purposes of measuring TSR performance, the following companies were included in the TSR peer group at the time the awards were granted:

• AK Steel Holding Corp.	• Nucor Corp.
• Alcoa, Inc.	• Owens-Illinois, Inc.
• Allegheny Technologies, Inc.	• RTI International Metals, Inc.
• Bluelinx Holdings, Inc.	• Schnitzer Steel INDS-CL A
• Dycom Industries, Inc.	• Shaw Group, Inc.
• Eagle Materials, Inc.	• Steel Dynamics, Inc.
• Fluor Corp.	• Sterling Construction Co., Inc.
• General Cable Corp/DE	• Texas Industries, Inc.
• Granite Construction, Inc.	• Textron, Inc.
• Harsco Corp.	• Titanium Metals Corp.
• Insteel Industries	• Tutor Perini Corp.
• Jacobs Engineering Group, Inc.	• United States Steel Corp.
• Martin Marietta Materials	• USG Corp.
• McDermott International, Inc.	• Vulcan Materials Co.
• Mueller Water Products, Inc.	• Weyerhaeuser Co.

The companies included in the TSR peer group were chosen by the Committee based on recommendations from Hay Group, with management input, because each of the peer group companies was viewed as sharing similar business characteristics, challenges and strategic direction with the Company, and the stock price of the peer group companies over time generally responds to the market in a manner similar to the Company’s stock. During fiscal year 2013, Shaw Group, Inc. and Titanium Metals Corp. were acquired by other companies and removed from the TSR peer group.

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on relative TSR performance.

	TSR Metric:
	Threshold >/=P30:	Target >/=P50:	Maximum >/=P70:
Percent of Units to Vest:	50%	100%	200%

The following table sets forth the target award opportunity, expressed as a percentage of base salary, under the 2013-2015 long-term incentive program. Effective for fiscal year 2013, the maximum payout level of the performance-vested restricted stock was increased to two times the target payout in order to enhance the motivational value of the program and to better align with market practices.

Fiscal Year 2013 through 2015 Long-Term Incentive Opportunity

Expressed as a Percentage of Base Salary at Beginning of Performance Period

Name	Threshold	Target	Maximum
Joseph Alvarado(1)	225%	450%	900%
Barbara R. Smith	75%	150%	300%
John Elmore	75%	150%	300%
Tracy L. Porter	75%	150%	300%
Ann J. Bruder(2)	75%	150%	300%
James B. Alleman(3)	75%	150%	300%

(1)	As noted above, the long-term incentive award opportunity for Mr. Alvarado was increased to 450% of base salary based on the recommendation of Hay Group and to bring his long-term award opportunity closer in line with market data.

(2)	Pursuant to the terms of Ms. Bruder’s transition and separation agreement, the vesting of 683 of the 16,073 outstanding time-vested RSUs granted under the 2013-2015 long-term incentive program accelerated and Ms. Bruder remains eligible to receive prorated vesting of the PSUs granted under the 2013-2015 long-term incentive program based on actual performance through the end of the performance period.

(3)	Pursuant to the terms of Mr. Alleman’s separation agreement, the vesting of 3,760 of the 21,785 outstanding time-vested RSUs granted under the 2013-2015 long-term incentive program accelerated and Mr. Alleman remains eligible to receive prorated vesting of the PSUs granted under the 2013-2015 long-term incentive program based on actual performance through the end of the performance period.

The following table sets forth the aggregate long-term incentive target award, expressed as a percentage of base salary, to be delivered in the form of RSUs and PSUs.

Fiscal Year 2013 through 2015 Long-Term Incentive Awards

Expressed as a Percentage of Base Salary at Beginning of Performance Period

		PSUs:
Name	RSUs	Threshold LTI-EBITDA	Target LTI-EBITDA	Maximum LTI-EBITDA
Joseph Alvarado	225%	112.52%	225%	450%
Barbara R. Smith	75%	37.5%	75%	150%
John Elmore	75%	37.5%	75%	150%
Tracy L. Porter	75%	37.5%	75%	150%
Ann J. Bruder(1)	75%	37.5%	75%	150%
James B. Alleman(1)	75%	37.5%	75%	150%

(1)	As noted above, a portion of the RSUs and PSUs granted to Ms. Bruder and Mr. Alleman under the 2013-2015 long-term incentive program were forfeited in connection with their departures.

Prior Years’ Outstanding Long-Term Incentive Programs

During fiscal year 2013, the Company had three outstanding long-term incentive programs. For PSUs that were granted on June 3, 2010, the PSU awards were to be settled based on the Company’s TSR ranking against a fiscal year 2009 peer group (as defined in the fiscal year 2009 proxy), measured over the June 2010 – June 2013 performance period. Since the Company’s TSR ranking was at the 42nd percentile and below the 50th percentile, none of the awards vested. For the 2011 –2013 performance period, the PSU awards were to be settled based on the Company’s achievement of growth in net earnings before interest (including accounts receivable securitization program expenses), taxes, depreciation, amortization and accrual for prior years’ long-term cash incentive awards (“2011-2013 EBITDA”) and 2011-2013 ROIC targets. Since the target 2011-2013 EBITDA performance goal of $1.1 billion and the 2011-2013 ROIC target goal of 10% was not achieved for the performance period, none of the awards vested. For the 2012 –2014 performance period, the PSU awards will be settled based on the Company’s achievement of growth in net earnings before interest (including accounts receivable securitization program expenses), taxes, depreciation, amortization and accrual for prior years’ long-term cash incentive awards and return on invested capital targets. Under the terms of the award agreements, the Committee may exercise its discretion to reduce the award payments in the event that the Company’s TSR is below the 40th percentile of the Peer Group. The 2012– 2014 PSUs will be settled 100% in cash and the settlement value of the PSUs will be determined based on the closing share price on the last day of the performance period.

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Nonqualified Deferred Compensation Benefits

Profit Sharing and 401(k) Plan:    The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Company’s Profit Sharing and 401(k) Plan (the “PS/401(k) Plan”). The PS/401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. The amounts contributed to the PS/401(k) Plan on behalf of each of the NEOs are listed in the Summary Compensation Table on page 43.

Benefit Restoration Plan:    As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, the Company provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Committee, who are subject to federally mandated benefit limits in the PS/401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the PS/401(k) Plan but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to fifty percent (50%) of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account. The Committee believes that the BRP is an important element of our long-term compensation program because it helps attract and retain talent in a competitive market. The amounts contributed to the BRP plan on behalf of each of the participating NEOs are listed in the Summary Compensation Table on page 43.

Perquisites

We provide leased cars and related insurance and maintenance or, alternatively, car allowances to NEOs in order to facilitate the successful achievement of performance. In addition, during fiscal year 2013, the Company made annual physicals and certain financial planning services available to the Company’s senior leadership, including the NEOs. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Medical and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other employee benefits generally made available to employees.

Termination, Severance and Change in Control Benefits

In connection with Mr. Alleman’s separation, the Company and Mr. Alleman entered into a separation agreement on March 28, 2013. Under this agreement, Mr. Alleman is bound to certain non-competition, non-solicitation and confidentiality covenants following his separation. In consideration of these restrictive covenants as well as Mr. Alleman’s release of claims, the Company agreed to pay Mr. Alleman: (i) a lump sum payment in the gross amount of $750,000, which is equivalent to two years annual base salary; (ii) a payment of $67,600 which represented Mr. Alleman’s fiscal year 2013 bonus, determined based on the fiscal year 2013 annual bonus formula and prorated through April 30, 2013; (iii) continuation of existing health benefits and other perquisites through April 30, 2013; (iv) Company fully-subsidized COBRA coverage continuing through October 30, 2014; and (v) payment of all vested benefits in the PS/401(k) Plan and BRP on the dates permitted or designated under each such plan. In addition, and in consideration for Mr. Alleman’s release of claims and agreement to comply with the restrictive covenants set forth in his separation agreement, the Committee exercised its discretion to accelerate the vesting of the following equity awards of Mr. Alleman: (A) 15,000 time-vested RSUs granted on June 3, 2010; (B) 735 of the 2,630 outstanding time-vested RSUs granted on January 18, 2011; (C) 1,965 of the 9,078 outstanding time-vested RSUs granted on November 23, 2011; (D) 3,760 out of the 21,785 outstanding time-vested RSUs granted on October 23, 2012; (E) 9,775 out of the 27,236 outstanding stock appreciation rights (“SARs”) granted on November 23, 2011 and the extension of the exercise date to April 30, 2015; and (F) the payment of the equivalent value of the prorated portion of PSUs granted on November 23, 2011 and the payment of the equivalent value of the prorated portion of PSUs granted on October 23, 2012, in each case, in the event the Company achieves all of the vesting criteria and the stock awards vest en mass (notwithstanding the provision of Mr. Alleman’s applicable award agreements mandating forfeiture of unvested PSUs upon departure from the Company).

In connection with Ms. Bruder’s separation, the Company and Ms. Bruder entered into a transition and separation agreement on October 28, 2013. Under this agreement, Ms. Bruder is bound to certain non-competition, non-solicitation and confidentiality covenants following her separation. In consideration of these restrictive covenants as well as Ms. Bruder’s release of claims, the Company agreed to pay Ms. Bruder: (i) a lump sum payment in the gross amount of $830,000, which is equivalent to two years annual base salary; (ii) Ms. Bruder’s fiscal year 2013 annual performance bonus in the gross amount of $111,000; (iii) continuation of existing health benefits and certain other perquisites through her separation date; (iv) Company fully-subsidized COBRA coverage continuing through May 25, 2015; and (v) to the extent permitted under the applicable plan, vesting of all previously unvested employer contributions to Ms. Bruder’s account in the PS/401(k) Plan, the Commercial Metals Companies 2005 Benefits Restoration Plan and the Commercial Metals Companies Benefit Restoration Plan established September 1, 1995 on her separation date and a credit to Ms. Bruder’s accounts in such plans for any employer contributions attributable to the plan year during which the separation date occurs that would have otherwise been made had she remained employed by the Company. In addition, and in consideration for Ms. Bruder’s release of claims and agreement to comply with the restrictive covenants set forth in her transition and separation agreement, the Committee exercised its discretion to accelerate the vesting of the following equity awards of Ms. Bruder: (A) 16,500 time-vested RSUs granted on June 3, 2010; (B) 2,509 of the 2,964 outstanding time-vested RSUs granted on January 18, 2011 and 683 of the 16,073 outstanding time-vested RSUs granted on October 23, 2012; (C) in accordance with the terms of her award agreement, vesting on November 23, 2013 of 5,241 outstanding time-vested RSUs granted on November 23, 2011; (D) in accordance with the terms of her award agreement, vesting on November 23, 2013 of 15,720 SARs granted on November 23, 2011; (E) the payment of the equivalent value of the prorated portion of PSUs granted on November 23, 2011 and the payment of the equivalent value of the prorated portion of PSUs granted on October 23, 2012, in each case, in the event the Company achieves all of the vesting criteria and the stock awards vest en mass (notwithstanding the provision of Ms. Bruder’s applicable award agreements mandating forfeiture of unvested PSUs upon departure from the Company) and (F) the extension until May 20, 2015 of the exercise period for the 13,000 SARs that were granted to Ms. Bruder on May 20, 2008 and that were vested and outstanding on the date of the agreement.

As of August 31, 2013, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section. The Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a change in control.

In addition to the EECAs, our existing equity incentive plans also provide for accelerated vesting of stock-based awards regardless of whether a termination occurs as a result of a Change in Control, as defined by such plans. Further, the 2013 Cash Plan provides that in the event of a Change in Control, the Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount of compensation paid to our CEO and our other three most highly compensated executive officers, other than our CFO, that may be deducted by us for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by our stockholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to the Code’s $1,000,000 deduction limit. While the Committee believes that it is important for compensation paid to our NEOs to be tax deductible under the Code, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, reward and motivate its highly-qualified executives.

Compensation Risk Assessment – NEOs

The Company’s compensation policies are structured to discourage inappropriate risk-taking by our executives, with a particular focus on our NEOs. The Compensation Risk Assessment section beginning on page 57 describes the Committee’s assessment and belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on the Company.

Relationship between Prior Compensation and Current Compensation

In evaluating executive compensation, the Committee periodically reviews tally sheets and wealth accumulation information considering all forms of Company paid compensation paid to NEOs.

Stock Ownership Policy and Policy Regarding Hedging and Pledging of Company Stock

The Board of Directors has implemented stock ownership guidelines for directors, all NEOs, other officers and certain designated senior level employees. The Board of Directors believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. Beginning in fiscal year 2013, executives who are hired or promoted into positions covered by the guidelines have five years following such date to attain the minimum ownership level applicable to their positions, and individuals who are elected to serve on the Board of Directors have five years from their election date to attain the minimum ownership level applicable to directors. The guidelines require ownership of Company stock with a value based on the greater of grant date fair value or the purchase date fair value as determined on January 31st of each year, of not less than the following amounts:

•	Non-employee directors – five times the annual cash retainer paid to all non-employee directors;

•	President and CEO – five times base salary; and

•	Executive Vice Presidents, Senior Vice Presidents, each Company business segment President, the CFO and the General Counsel – three times base salary.

The greater of current fair market value and the grant date fair value of unvested restricted and unexercised stock and options, stock appreciation rights and similar equity incentives is included when determining the amount of stock ownership. Beginning in fiscal year 2013, unvested performance stock awards do not count for purposes of determining compliance with the stock ownership guidelines and all NEOs must retain 50% of all vested shares until achievement of the retention levels. As of December 2, 2013, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

The Company’s “insider trading” policy prohibits all employees from buying or selling Company stock while aware of material nonpublic information, and prohibits the disclosure of material nonpublic information to others who then trade in our securities. The policy is available on our website, www.cmc.com, in the Corporate Governance section. As part of this policy, certain other Company stock related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls or other similar derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan (without adequate assurance of other available assets to satisfy the loan). Prior to entering into such transactions, the policy requires notice to, review of the facts and circumstances by, and the pre-approval of, our General Counsel.

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 43 through 57, provide information regarding the compensation, benefits and equity holdings in the Company for the NEOs.

FISCAL YEAR 2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)
Joseph Alvarado(5) Chairman, President and CEO	2013 2012 2011	$ $ $	876,154 748,846 557,692	$ $ $	0 126,800 750,000	$ $ $	4,895,105 1,793,057 1,092,000	$ $ $	0 416,681 0	$ $ $	721,600 623,200 0	$ $ $	92,648 75,977 58,765	$ $ $	6,585,507 3,784,561 2,458,457
Barbara R. Smith Senior Vice President and Chief Financial Officer	2013 2012 2011	$ $ $	519,135 475,000 115,096	$ $ $	54,592 108,000 300,000	$ $ $	876,590 781,976 260,400	$ $ $	0 137,023 0	$ $ $	295,408 292,000 0	$ $ $	44,018 18,056 400,002	$ $ $	1,789,743 1,812,055 1,075,498
Tracy L. Porter Senior Vice President CMC and President CMC Americas Division	2013 2012 2011	$ $ $	529,423 499,308 440,000	$ $ $	17,818 75,700 500,000	$ $ $	893,449 503,782 644,702	$ $ $	0 144,235 0	$ $ $	357,182 449,300 0	$ $ $	62,610 42,153 34,573	$ $ $	1,860,482 1,714,478 1,619,274
John Elmore(6) Senior Vice President CMC and President CMC International Division	2013		$550,000		$68,272		$927,167		$0		$231,728		$52,066		$1,829,233
Ann J. Bruder(6) Former Senior Vice President of Law, Government Affairs & Global Compliance and General Counsel and Corporate Secretary	2013 2012	$ $	414,712 399,481	$ $	0 70,600	$ $	699,583 403,030	$ $	0 115,388	$ $	111,000 199,400	$ $	30,895 43,424	$ $	1,256,190 1,231,324
James B. Alleman(6)(7) Former Senior Vice President of Human Resources and Organizational Development	2013 2012	$ $	254,740 346,136	$ $	0 27,300	$ $	1,131,841 349,116	$ $	42,424 99,956	$ $	67,600 172,700	$ $	802,003 23,070	$ $	2,298,608 1,018,278

(1)	Amounts reported in fiscal year 2013 for Ms. Smith and Messrs. Porter and Elmore represent discretionary bonuses paid with respect to fiscal year 2013 performance. Please see the CD&A for further information regarding these bonuses.

(2)	Amounts reported in these columns for fiscal year 2013 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2013 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. The maximum value of the PSUs for Messrs. Alvarado, Elmore, Porter and Alleman, and Ms. Smith and Ms. Bruder, respectively, are as follows: $5,148,965, $1,012,719, $975,889, $333,788, $957,474 and $764,135. Assumptions used in determining these values can be found in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 28, 2013.

(3)	Amounts reported in fiscal year 2013 for each NEO represent 2013 Annual Cash Incentive Bonus earned by each NEO. Please see the CD&A for further information regarding these bonuses.

(4)

For fiscal year 2013, this column includes contributions to the PS/401(k) Plan accounts of each of our participating NEOs as follows: $11,650 for Mr. Alvarado, $8,994 for Ms. Smith, $11,650 for Mr. Porter,

$16,361 for Mr. Elmore, $9,409 for Ms. Bruder, and $10,280 for Mr. Alleman. This column also includes contributions to the BRP accounts of Mr. Alvarado of $61,058, Ms. Smith of $20,024, Mr. Porter of $37,664, Mr. Elmore of $18,705, and Ms. Bruder of $5,186. All NEOs received a car allowance and/or were reimbursed for vehicle payments in fiscal year 2013 and, accordingly, Messrs. Alvarado, Elmore, Porter and Alleman, Ms. Bruder and Ms. Smith received vehicle-related amounts of $14,940, $12,000, $8,296, $9,230, $13,800, and $10,000, respectively. Under the terms of the Executive Annual Physical Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $2,500 for NEOs who are age 49 and younger and $5,000 for NEOs who are age 50 and older. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement based on each NEO’s age. This column also includes the sum of $750,000 paid to Mr. Alleman in conjunction with his separation from the Company, $21,635 representing payment for accrued and unused vacation hours and $5,858 in COBRA premiums paid by the Company on behalf of Mr. Alleman for fiscal year 2013.

(5)	Mr. Alvarado was appointed to the position of President and CEO effective September 1, 2011. He was appointed to the position of Chairman of the Board in January 2013. As noted in the CD&A, during fiscal year 2013, Mr. Alvarado’s base salary was increased by $100,000 to bring his base salary into closer alignment with the 50th percentile of the Peer Data and by $50,000 in connection with his appointment to Chairman of the Board.

(6)	Mr. Elmore was not a NEO prior to fiscal 2013, and Ms. Bruder and Mr. Alleman were not NEOs prior to 2012.

(7)	Amounts reported in the stock and option awards columns for fiscal year 2013 include the incremental fair value associated with modifications to Mr. Alleman’s outstanding equity awards totaling $542,118. As noted in the CD&A, the vesting terms of certain equity awards were modified in connection with Mr. Alleman’s separation from the Company in fiscal year 2013 and calculated in accordance with FASB ASC Topic 718.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2013.

GRANTS OF PLAN BASED AWARDS

IN FISCAL YEAR 2013

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value Of Stock Awards (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)
Joseph Alvarado	10/23/2012		$452,700	$1,086,480	$2,172,960	—	—	—	—	—	—	—
	10/23/2012		—	—	—	32,920	65,840	131,680	—	—	—	$1,043,399
	10/23/2012		—	—	—	—	—	—	65,840	—	—	$867,113
	2/1/2013	(5)	—	—	—	45,508	91,014	182,028	—	—	—	$1,531,083
	2/1/2013	(5)	—	—	—	—	—	—	91,015	—	—	$1,453,510
Barbara R. Smith	10/23/2012		$190,000	$434,000	$868,000	—	—	—	—	—	—	—
	10/23/2012		—	—	—	15,105	30,209	60,418	—	—	—	$478,737
	10/23/2012		—	—	—	—	—	—	30,209	—	—	$397,853
John Elmore	10/23/2012		$206,000	$468,000	$936,000	—	—	—	—	—	—	—
	10/23/2012		—	—	—	15,976	31,952	63,904	—	—	—	$506,359
	10/23/2012		—	—	—	—	—	—	31,952	—	—	$420,808
Tracy L. Porter	10/23/2012		$199,000	$451,000	$902,000	—	—	—	—	—	—	—
	10/23/2012		—	—	—	15,395	30,790	61,580	—	—	—	$487,945
	10/23/2012		—	—	—	—	—	—	30,790	—	—	$405,504
Ann J. Bruder	10/23/2012		$131,000	$284,000	$568,000	—	—	—	—	—	—	—
	10/23/2012		—	—	—	12,055	24,109	48,218	—	—	—	$382,067
	10/23/2012		—	—	—	—	—	—	24,109	—	—	$317,516
James B. Alleman	10/23/2012		$119,000	$259,000	$518,000	—	—	—	—	—	—	—
	10/23/2012		—	—	—	10,893	21,785	43,570	—	—	—	$345,238
	4/30/2013	(6)	—	—	—	5,937	12,453	22,299		—	—	$185,949
	10/23/2012		—	—	—	—	—	—	21,785	—	—	$286,909
	4/30/2013	(6)	—	—	—	—	—	—	21,460	—	—	$313,745
	4/30/2013	(6)	—	—	—	—	—	—	—	9,775		$42,424

(1)	Represents the Annual Cash Incentive Bonus under the 2013 Cash Incentive Plan. The 2013 Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on pages 33 through 35.

(2)	Represents PSUs granted under the Company’s 2006 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on the Company’s achievement of financial performance goals relating to ROIC and EBITDA (each as defined in the CD&A) and 25% of the PSUs vesting based on the Company’s relative TSR performance compared to the TSR peer group. The performance period for the PSUs commenced on September 1, 2012 and will continue through August 31, 2015. The 2013-2015 long-term incentive program is described in further detail in the section entitled “Long-Term Incentives” on pages 36 through 39.

(3)	Represents RSUs that vest ratably over three years from the date of grant.

(4)	Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2013 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on EBITDA and ROIC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 14 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 28, 2013.

(5)	Represents additional PSU and RSU awards granted in connection with Mr. Alvarado’s appointment to the position of Chairman of the Board and his leadership during the Company’s financial improvement. These awards are subject to the same vesting terms as described above in footnotes (2) and (3) with the exception of the performance period which is from February 1, 2013 through August 31, 2015.

(6)

Represents the number of RSUs, PSUs and SARs that were impacted by the modification to outstanding equity awards made in connection with Mr. Alleman’s separation from the Company in fiscal year 2013 (and does not reflect any new equity grants). As noted in the CD&A, the vesting terms of certain equity awards were modified in connection with Mr. Alleman’s separation from the Company in fiscal year 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

We have entered into employment agreements with each of our NEOs. The initial term of each agreement, other than Mr. Elmore’s employment agreement, generally expires on the last day of the fiscal year following the two year anniversary of effective date of the employment agreement, with automatic one-year renewals thereafter unless terminated by either party. The initial term of Mr. Elmore’s agreement expires on the last day of the fiscal year following the one year anniversary of the commencement of his employment, with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 49 through 56 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control, as well as other events resulting in termination of employment.

Material terms of the grants of plan based awards are described in pages 33 through 35 where we have discussed the Annual Cash Incentive Bonus and pages 36 through 38 where we have discussed the long-term incentive awards. The fiscal year 2013 long-term incentive awards consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on EBITDA and ROIC and 25% of the PSUs vesting on the Company’s relative TSR performance compared to the TSR peer group. The percentage of salary and bonus of each of the NEOs as compared to the total compensation in the Summary Compensation Table is as follows: Mr. Alvarado (24%), Ms. Smith (49%), Mr. Elmore (46%), Mr. Porter (49%), Ms. Bruder (42%), and Mr. Alleman (14%).

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding unexercised stock options and vested and unvested SARs and unvested PSUs and RSUs as of the end of fiscal year 2013. The market value of shares that have not vested was determined by multiplying the closing market price of our stock on August 31, 2013, $14.88, by the number of shares that have not vested.

OUTSTANDING EQUITY AWARDS

AT 2013 FISCAL YEAR-END

	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares Or Units Of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights That Have Not Vested
Name	Exercisable (#)	Unexercisable (#)
Joseph Alvarado	—	113,537	(6)	$11.60	11/23/2018	17,500	(1)	$260,400	—		—
	—	—		—	—	10,000	(3)	$148,800	—		—
	—	—		—	—	37,848	(5)	$563,178	104,804	(2)	$1,559,484
	—	—		—	—	65,840	(7)	$979,699	65,840	(8)	$979,699
	—	—		—	—	91,015	(10)	$1,354,303	91,014	(11)	$1,354,288
Barbara R. Smith	—	37,336	(6)	$11.60	11/23/2018	6,667	(4)	$99,205	51,045	(2)	$759,550
	—	—		—	—	12,446	(5)	$185,196	30,209	(8)	$449,510
	—	—		—	—	30,209	(7)	$449,510	—		—
John Elmore	—	—		—	—	20,000	(9)	$297,600	31,952	(8)	$475,446
	—	—		—	—	31,952	(7)	$475,446	—		—
Tracy L. Porter	12,040	—		$34.28	6/22/2014				26,201	(2)	$389,871
	7,230	—		$35.38	5/20/2015	5,511	(3)	$82,004	30,790	(8)	$458,155
	—	39,301	(6)	$11.60	11/23/2018	13,102	(5)	$194,958	—		—
	—	—		—	—	30,790	(7)	$458,155	—		—
Ann J. Bruder(12)	—	31,441	(6)	$11.60	11/23/2018	16,500	(1)	$245,520	20,961	(2)	$311,900
	13,000	—		$35.38	5/20/2015	2,964	(3)	$44,104	24,109	(8)	$358,742
	—	—		—	—	10,482	(5)	$155,972	—		—
	—	—		—	—	24,109	(7)	$358,742	—		—
James B. Alleman	14,750	—		$34.28	6/22/2014	—		—	8,689	(2)	$129,292
	14,000	—		$35.38	5/20/2015	—		—	3,764	(8)	$56,008
	9,775	—		$11.60	11/23/2018	—		—	—		—

(1)	Represents RSUs granted on June 3, 2010, with fifty percent (50%) vesting two years after the date of grant and the remaining fifty percent (50%) vesting four years after the date of grant.

(2)

Represents PSUs granted on November 23, 2011, with vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA (each as defined in the CD&A) during fiscal years 2012-2014. Any vested PSUs will be settled in cash, with the value of the PSU determined by reference to the closing price of the Company’s common stock on the last day of the performance period. Under the terms of the award agreement, the Committee may exercise its discretion to reduce the award payments in the event that the Company’s total stockholder return is below the 40th percentile of the Peer Group.

(3)	Represents RSUs granted on January 18, 2011, with one-third of the award vesting after one year from the date of grant, one-third vesting after two years from the date of grant and the remaining one-third vesting three years after the date of grant.

(4)	Represents RSUs granted on June 1, 2011, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(5)	Represents RSUs granted on November 23, 2011, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(6)	Represents SARs granted on November 23, 2011, with fifty percent (50%) vesting two years after the date of grant and the remaining fifty percent (50%) vesting three years after the date of grant.

(7)	Represents RSUs granted on October 23, 2012, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(8)	Represents PSUs granted on October 23, 2012, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2013-2015 performance period.

(9)	Represents RSUs granted on July 2, 2012 that will vest 100% three years after the date of grant.

(10)	Represents RSUs granted on February 1, 2013, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(11)	Represents PSUs granted on February 1, 2013, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to ROIC and EBITDA and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the performance period from February 1, 2013 to August 31, 2013.

(12)	As noted in the CD&A, in connection with Ms. Bruder’s fiscal year 2014 separation from the Company, the vesting with respect to certain of the equity awards held by Ms. Bruder was accelerated and a portion of her outstanding equity awards was forfeited. Please see the summary of Ms. Bruder’s transition and separation agreement on page 40 for further information regarding the treatment of her equity awards in connection with her separation.

Options or SARs Exercised and Stock Vested

The following table provides information regarding stock option and SAR exercises and stock vesting during fiscal year 2013 for the NEOs.

OPTION/SARS EXERCISES AND STOCK VESTED

IN FISCAL YEAR 2013

	Option/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph Alvarado	0	$0	28,920	$413,106
Barbara R. Smith	0	$0	12,889	$186,304
John Elmore	0	$0	0	$0
Tracy L. Porter	0	$0	25,393	$379,617
Ann J. Bruder	0	$0	8,203	$117,494
James B. Alleman	0	$0	28,628	$416,515

Nonqualified Defined Contributions and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, to a maximum of 50% of such earnings. Deferrals are matched up to 4.5%, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2013 for the NEOs.

FISCAL YEAR 2013 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Balance at Last FY
Joseph Alvarado	$96,101	$61,058	$51,552	$519,729	(1)
Barbara R. Smith	$69,998	$20,024	$(463)	$89,559	(2)
John Elmore	$51,967	$18,705	$1,008	$71,679	(3)
Tracy L. Porter	$60,331	$37,664	$206,209	$1,182,405	(4)
Ann J. Bruder	$91,683	$5,186	$44,162	$418,268	(5)
James B. Alleman	$0	$0	$88,321	$576,669	(6)

(1)	Approximately 62% of the aggregate balance at 2013 fiscal year end results from Mr. Alvarado’s voluntary deferrals of compensation to the BRP since his participation began in 2010.

(2)	Approximately 78% of the aggregate balance at 2013 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since her participation began in 2013.

(3)	Approximately 72% of the aggregate balance at 2013 fiscal year end results from Mr. Elmore’s voluntary deferrals of compensation to the BRP since his participation began in 2012.

(4)	Approximately 47% of the aggregate balance at 2012 fiscal year end results from Mr. Porter’s voluntary deferrals of compensation to the BRP since his participation began in 2006.

(5)	Approximately 77% of the aggregate balance at 2012 fiscal year end results from Ms. Bruder’s voluntary deferrals of compensation to the BRP since her participation began in 2008.

(6)	Approximately 59% of the aggregate balance at 2012 fiscal year end results from Mr. Alleman’s voluntary deferrals of compensation to the BRP since his participation began in 2007.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed below. The events that may trigger different severance payments and benefits are classified as follows:

•	Voluntary Resignation

•	Retirement

•	Involuntary Termination Without Cause or Good Reason

•	For Cause Termination

•	Change in Control With No Termination

•	Change in Control With Involuntary or Good Reason Termination

•	Permanent Disability

•	Death

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs. The NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for eighteen months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

Alvarado, Smith, Porter and Elmore.    If we terminate Mr. Alvarado’s, Ms. Smith’s, Mr. Porter’s or Mr. Elmore’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued and unused vacation.

If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate shall be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro-rata share of any applicable bonus as determined by the Board of Directors; (iii) payment of any cash incentive due under the 2013 Cash Plan; (iv) vesting of SARs, restricted stock and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the PS/401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

If we terminate Mr. Alvarado’s or Mr. Porter’s employment without cause, if Mr. Alvarado or Mr. Porter terminates for good reason, or if we do not renew his employment agreement, pursuant to his employment agreement, he shall be entitled to: (i) a lump sum payment equal to 1.5 times his then current annual base salary; (ii) a cash payment in lieu of a bonus equal to the greater of (a) 1.5 times the average annual bonus he received for the five fiscal year period ending with our last completed fiscal year prior to the termination or (b) his annual bonus target as established by the Board of Directors for our last completed fiscal year prior to the termination, the foregoing when combined with (i) not to exceed two times the executive’s then current annual base salary; and (iii) to the extent permitted by the PS/401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

If we terminate Ms. Smith’s or Mr. Elmore’s employment without cause, if the executive terminates for good reason, or if we do not renew the executive’s employment agreement, pursuant to the executive’s employment agreement, the executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary; and (ii) to the extent permitted by the PS/401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under Mr. Alvarado’s, Ms. Smith’s, Mr. Porter’s and Mr. Elmore’s employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies or directives or laws, rule or regulations applicable to the Company; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performing such executive’s duties amounting to gross negligence or willful misconduct.

Under Mr. Alvarado’s and Mr. Porter’s employment agreements, “good reason” is defined as our breach of the agreement, a significant reduction in the executive’s responsibilities or compensation, or our requiring the executive to work at a location more than 50 miles from our current location. Under Ms. Smith’s employment agreement, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation. Under Mr. Elmore’s employment agreement, “good reason” is defined as our breach of the agreement.

Mr. Alleman’s Separation.    In connection with Mr. Alleman’s separation from the Company, the Company and Mr. Alleman entered into a separation agreement on March 28, 2013. Under this agreement, Mr. Alleman is bound to certain non-competition, non-solicitation and confidentiality covenants following his separation. In consideration of these restrictive covenants as well as Mr. Alleman’s release of claims, the Company agreed to pay Mr. Alleman: (i) a lump sum payment in the gross amount of $750,000, which is equivalent to two years annual base salary; (ii) a payment of $67,600 which represented Mr. Alleman’s fiscal year 2013 bonus, determined based on the fiscal year 2013 annual bonus formula and prorated through April 30, 2013; (iii) continuation of existing health benefits and other perquisites through April 30, 2013; (iv) Company fully-subsidized COBRA coverage continuing through October 30, 2014; and (v) payment of all vested benefits in the Company Profit Sharing/401(k) Plan and Benefits Restoration Plan on the dates permitted or designated under each such plan. In addition, and in consideration for Mr. Alleman’s release of claims and agreement to comply with the restrictive covenants set forth in his separation agreement, the Committee exercised its discretion to accelerate the vesting of the following equity awards of Mr. Alleman: (A) 15,000 time-vested RSUs granted on June 3, 2010; (B) 735 of the 2,630 outstanding time-vested RSUs granted on January 18, 2011; (C) 1,965 of the 9,078 outstanding time-vested RSUs granted on November 23, 2011; (D) 3,760 out of the 21,785 outstanding time-vested RSUs granted on October 23, 2012; (E) 9,775 out of the 27,236 outstanding SARs granted on November 23, 2011 and the extension of the exercise date to April 30, 2015; and (F) the payment of the equivalent value of the prorated portion of PSUs granted on November 23, 2011 and the payment of the equivalent value of the prorated portion of PSUs granted on October 23, 2012, in each case, in the event the Company achieves all of the vesting criteria and the stock awards vest en mass (notwithstanding the provision of Mr. Alleman’s applicable award agreements mandating forfeiture of unvested PSUs upon departure from the Company). The value of the equity awards that accelerated in connection with Mr. Alleman’s separation as of the date of vesting was $542,118.

Ms. Bruder’s Separation.    In connection with Ms. Bruder’s separation, the Company and Ms. Bruder entered into a transition and separation agreement on October 28, 2013. Under this agreement, Ms. Bruder is bound to certain non-competition, non-solicitation and confidentiality covenants following her separation. In consideration of these restrictive covenants as well as Ms. Bruder’s release of claims, the Company agreed to pay Ms. Bruder: (i) a lump sum payment in the gross amount of $830,000, which is equivalent to two years annual base salary; (ii) Ms. Bruder’s fiscal year 2013 annual performance bonus in the gross amount of $111,000; (iii) continuation of existing health benefits and certain other perquisites through her separation date; (iv) Company fully-subsidized COBRA coverage continuing through May 25, 2015; and (v) to the extent permitted under the applicable plan, vesting of all previously unvested employer contributions to Ms. Bruder’s account in the PS/401(k) Plan, the Commercial Metals Companies 2005 Benefits Restoration Plan and the Commercial Metals Companies Benefit Restoration Plan established September 1, 1995 on her separation date and a credit to Ms. Bruder’s accounts in such plans for any employer contributions attributable to the plan year during which the separation date occurs that would have otherwise been made had she remained employed by the Company. In addition, and in consideration for Ms. Bruder’s release of claims and agreement to comply with the restrictive covenants set forth in her transition and separation agreement, the Committee exercised its discretion to accelerate the vesting of the following equity awards of Ms. Bruder: (A) 16,500 time-vested RSUs granted on June 3, 2010; (B) 2,509 of the 2,964 outstanding time-vested RSUs granted on January 18, 2011 and 683 of the 16,073 outstanding time-vested RSUs granted on October 23, 2012; (C) in accordance with the terms of her award agreement, vesting on November 23, 2013 of 5,241 outstanding time-vested RSUs granted on November 23, 2011; (D) in accordance with the terms of her award agreement, vesting on November 23, 2013 of 15,720 SARs granted on November 23, 2011; (E) the payment of the equivalent value of the prorated portion of PSUs granted on November 23, 2011 and the payment of the equivalent value of the prorated portion of PSUs granted on October 23, 2012, in each case, in the event the Company achieves all of the vesting criteria and the stock awards vest en mass (notwithstanding the provision of Ms. Bruder’s applicable award agreements mandating forfeiture of unvested PSUs upon departure from the Company) and (F) the extension until May 20, 2015 of the exercise period for the 13,000 SARs that were granted to Ms. Bruder on May 20, 2008 and that were vested and outstanding on the date of the agreement. The value of the equity awards that accelerated in connection with Ms. Bruder’s separation as of the date of vesting was $940,411.

EECA Agreements.    In April 2006, our Board of Directors authorized the execution of a form Executive Employment Continuity Agreement (the “EECA”) with certain key executives, including each of the NEOs. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits on terms no less favorable than those in effect during the 90-day period immediately preceding the Change in Control.

If the executive’s employment is terminated during the Employment Period for other than cause or disability (including Constructive Termination (as defined below)), the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for Ms. Smith and Messrs. Alvarado, Elmore and Porter include an amount equal to four times the highest annual base salary in effect at any time during the twelve month period prior to the Change in Control as well as unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. The executive shall become fully vested in all stock incentive awards and all stock options shall remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger and the absence of a tax gross-up (as discussed below) is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards.    In addition to the EECAs, our existing equity incentive plans also provide for accelerated vesting of stock-based awards regardless of whether a termination occurs as a result of a Change in Control, as defined by such plans. Under the Company’s long-term incentive program and except as otherwise provided for in an agreement, PSUs vest at target performance levels upon a Change in Control. Further, the 2013 Cash Plan provides that in the event of a Change in Control, the Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period, consistent with the requirements of Section 162(m) of the Code, and further consistent with our best interests.

The EECA, cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of the Board of Directors by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines Constructive Termination as the failure to maintain the executive in the position held by him prior to the Change in Control, a material adverse change in the executive’s responsibilities, the failure to pay the amounts due to him under the EECA, or requiring the executive to relocate more than 50 miles from his workplace.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2013, the last day of our 2013 fiscal year. In all cases the amounts were valued as of August 31, 2013, based upon, where applicable, a closing share price of $14.88.

The amounts in the following tables are calculated as of August 31, 2013 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Joseph Alvarado Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$1,350,000	$0	$0	$3,600,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$450,000	$0	$721,600	$721,600	$721,600	$721,600
Long-term Incentives Restricted Stock/PSUs Unvested and accelerated(2)	$0	$0	$0	$0	$7,199,851	$7,199,851	$2,613,529	$2,613,529
Stock Options/SARs Unvested and accelerated(2)	$0	$0	$0	$0	$372,401	$372,401	$165,030	$165,030
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$1,596,103	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$46,074	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$470,000	$0
Accrued Vacation Pay(6)	$69,231	$69,231	$69,231	$69,231	$0	$69,231	$69,231	$69,231

Total	$69,231	$69,231	$1,869,231	$69,231	$8,293,852	$13,605,260	$4,039,390	$4,569,390

(1)	Amounts reported for base salary and bonus are calculated pursuant to Mr. Alvarado’s employment agreement and EECA described on pages 50 through 52. As noted in footnote 7 below, Mr. Alvarado is not eligible for ordinary retirement.

(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal year 2010 automatically vest 100% upon death, permanent disability, or a Change in Control, and subject to consent of the Committee, vest following retirement or permitted early retirement. Awards granted in fiscal years 2011, 2012 and 2013 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.

(3)	Amounts reported represent a calculation of employer contributions to the PS/401(k) and BRP plans for two years based on the amounts received under the terms of the EECA.

(4)	Amounts reported are based on estimated costs for two years based upon 2014 premiums and actual fiscal year 2013 coverage.

(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Mr. Alvarado is not eligible for ordinary retirement based on his length of service with the Company.

Barbara R. Smith Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$1,040,000	$0	$0	$2,080,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$295,408	$295,408	$295,408	$295,408
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$0	$0	$0	$0	$1,942,971	$1,942,971	$801,081	$801,081
Stock Options/SARs Unvested and accelerated(2)	$0	$0	$0	$0	$122,462	$122,462	$54,268	$54,268
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$606,542	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$55,898	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$1,290,000	$0
Accrued Vacation Pay(6)	$40,000	$40,000	$40,000	$40,000	$0	$40,000	$40,000	$40,000

Total	$40,000	$40,000	$1,080,000	$40,000	$2,360,841	$5,143,281	$2,480,757	$2,190,757

(1)	Amounts reported for base salary are calculated pursuant to Ms. Smith’s employment agreement and EECA described on pages 50 through 52. As noted in footnote 7 below, Ms. Smith is not eligible for ordinary retirement.

(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2011, 2012 and 2013 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.

(3)	Amounts reported represent a calculation of employer contributions to the PS/401(k) and BRP plans for two years based on the amounts received under the terms of the EECA.

(4)	Amounts reported are based on estimated costs for two years based upon 2014 premiums and actual fiscal year 2013 coverage.

(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Smith is not eligible for ordinary retirement based on her length of service with the Company.

John Elmore Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement (6)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$1,100,000	$0	$0	$2,200,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$0	$0	$231,728	$231,728	$231,728	$231,728
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$0	$0	$0	$0	$1,248,492	$1,248,492	$386,568	$386,568
Stock Options/SARs Unvested and accelerated(2)	$0	$0	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$515,956	$0	$0
Welfare Continuation Benefit	$0	$0	$0	$0	$0	$60,318	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(4)	$0	$0	$0	$0	$0	$0	$1,170,000	$0
Accrued Vacation Pay(5)	$42,308	$42,308	$42,308	$42,308	$0	$42,308	$42,308	$42,308

Total	$42,308	$42,308	$1,142,308	$42,308	$1,480,220	$4,298,802	$1,830,604	$1,660,604

(1)	Amounts reported for base salary are calculated pursuant to Mr. Elmore’s employment agreement and EECA described on pages 50 through 52. As noted in footnote 6 below, Mr. Elmore is not eligible for ordinary retirement.

(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal years 2011, 2012 and 2013 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control.

(3)	Amounts reported represent a calculation of employer contributions to the PS/401(k) and BRP plans for two years based on the amounts received under the terms of the EECA.

(4)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

(5)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(6)	Mr. Elmore is not eligible for ordinary retirement based on his length of service with the Company.

Tracy L. Porter Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death
Termination Compensation:
Base Salary(1)	$0	$0	$795,000	$0	$0	$2,120,000	$0	$0
Annual Cash Incentive Bonus(1)	$0	$0	$265,000	$0	$357,182	$357,182	$357,182	$357,182
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$617,145	$617,145	$617,145	$0	$1,583,143	$1,583,143	$617,145	$617,145
Stock Options/SARs Unvested and accelerated(2)	$57,124	$57,124	$57,124	$0	$128,907	$128,907	$57,124	$57,124
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$0	$0	$0	$0	$0	$705,594	$0	$0
Welfare Continuation Benefit(4)	$0	$0	$0	$0	$0	$45,309	$0	$0
Life Insurance Proceeds	$0	$0	$0	$0	$0	$0	$0	$1,000,000
Disability Benefits(5)	$0	$0	$0	$0	$0	$0	$1,080,000	$0
Accrued Vacation Pay(6)	$40,769	$40,769	$40,769	$40,769	$0	$40,769	$40,769	$40,769

Total	$715,038	$715,038	$1,775,038	$40,769	$2,069,232	$4,980,904	$2,152,220	$2,072,220

(1)	Amounts reported for base salary and bonus are calculated pursuant to Mr. Porter’s employment agreement and EECA described on pages 50 through 52.

(2)	Pursuant to the terms of the grant agreements, awards granted in fiscal year 2010 automatically vest 100% upon death, permanent disability, or a Change in Control, and subject to consent of the Committee, vest following retirement or permitted early retirement. Awards granted in fiscal years 2011, 2012 and 2013 vest pro rata upon death, permanent disability or following retirement or permitted early retirement (subject to consent of the Committee) and vest 100% upon a Change in Control. We have assumed that except for termination with cause, the Committee would have consented to vesting of awards upon retirement or permitted early retirement.

(3)	Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for two years based on the amounts received under the terms of the EECA.

(4)	Amounts reported are based on estimated costs for two years based upon 2014 premiums and actual fiscal year 2013 coverage.

(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 65.

(6)	As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and practices that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Committee asked Hay Group, its independent compensation consultant to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans, and (v) administrative procedures. The Committee also asked Hay Group to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Committee included:

•	The Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company.

•	Our cash incentive compensation programs include both financial and operational measures intended to be aligned with the Company’s short, medium and long-term business goals.

•	Our equity-based incentive awards provide for payouts over a multi-year period to ensure that our NEOs remain focused on our performance beyond the immediate fiscal year.

•

Our cash and equity-based awards contain a range of performance levels and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.

•

Caps on awards to certain executives and limits on maximum award size also limit risk under the Company’s incentive plans. In addition, the Committee may apply negative discretion to reduce certain payments to our Chief Executive Officer and our three other highest paid NEOs (excluding our Chief Financial Officer).

•	A cap is placed on the number of shares of common stock of the Company that may be awarded to any director in any fiscal year.

•	Executives are encouraged to hold a meaningful number of shares of the Company’s common stock pursuant to our stock ownership policy.

Based upon this assessment, the Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for non-employee directors are described below in the following table. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2013, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2013. As an officer of the Company, Mr. Alvarado did not receive fees for his service on our Board of Directors during fiscal year 2013.

DIRECTOR COMPENSATION TABLE IN FISCAL YEAR 2013

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Harold L. Adams	$125,000	$100,000	$—	$225,000
Rhys J. Best	$121,500	$100,000	$—	$221,500
Robert L. Guido	$135,000	$100,000	$—	$235,000
Richard B. Kelson	$127,427	$100,000	$—	$227,427
Anthony A. Massaro	$150,000	$100,000	$—	$250,000
Rick J. Mills	$121,667	$100,000	$—	$221,667
Sarah E. Raiss	$120,000	$100,000	$—	$220,000
J. David Smith	$127,500	$100,000	$—	$227,500
Joseph C. Winkler, III	$113,000	$100,000	$—	$213,000
Robert R. Womack(1)	$41,667	$—	$—	$41,667

(1)	Mr. Womack retired as a director at our 2013 annual meeting, but was compensated on a prorated basis for his service as a director for the part of the fiscal year he served (from September 1, 2012 to January 25, 2013). Mr. Womack received total compensation of $41,667, which included the prorated annual retainer fee, meeting fees and committee fees.

(2)	Mr. Kelson elected to receive $105,260 of his fiscal year 2013 director fees in RSUs. Mr. Mills elected to receive all his fiscal year 2013 director fees in RSUs. Ms. Raiss elected to receive $90,000 of her fiscal year 2013 director fees in RSUs. Mr. Winkler elected to receive $48,852 of his fiscal year 2013 director fees in the form of common stock purchased at the time the quarterly fees are paid.

(3)	Includes the grant date fair value of equity awards granted in fiscal year 2013 and calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 14 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 28, 2013. Five of the non-employee directors were granted restricted stock awards (“RSAs”) and four of the non-employee directors elected to defer the equity portion of their annual retainer fee in restricted stock units to be paid following their termination of employment. One-half of each RSA equity award vests on January 25, 2014 and one-half vests on January 25, 2015, provided such director is still serving as a director or such director has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control.

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units	SARs
Harold L. Adams	2,000	8,035	42,000
Rhys J. Best	—	8,035	28,000
Robert L. Guido	—	8,035	28,000
Richard B. Kelson	15,656	2,000	28,000
Anthony A. Massaro	6,136	2,000	42,000
Rick J. Mills	20,732	2,500	—
Sarah E. Raiss	11,933	2,000	14,000
J. David Smith	—	8,035	42,000
Joseph C. Winkler, III	—	7,035	—
Robert R. Womack	—	—	42,000

(4)	Costs of less than $5,000 per director were incurred by us in connection with certain spouses attending activities related to the 2013 Annual Meeting of Stockholders. We incurred costs associated with minor commemorative items, meals, entertainment, sightseeing and similar activities for each director and accompanying guest, if present.

None of our employees receive additional compensation for serving as a director. For fiscal year 2013, our directors received an annual retainer of $200,000 (the “Annual Retainer”), paid in quarterly installments, one-half in cash and one-half in equity. Additionally, each Audit Committee member receives an annual retainer of $15,000, and the Chairman receives a retainer of $25,000. Each Compensation, Nominating and Corporate Governance, and Finance Committee member receives an annual retainer of $10,000, and the Chairmen receive retainers of $17,500, $12,000 and $12,000, respectively. The Lead Director receives an annual retainer of $25,000. The equity portion of the Annual Retainer was fully issued in restricted stock in the 2013 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Retainer or committee retainer(s) in common stock.

Effective for compensation to be paid on or after April 1, 2012, the Company implemented a Non-Employee Director Deferred Compensation Program. Under this program, non-employee directors may defer all or a portion of their compensation until their separation from the Board.

Under the Company’s stock ownership guidelines, non-employee directors are required to own Company stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the board to achieve this.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2013 were Messrs. Smith (Chairman), Best, Kelson, and Ms. Raiss. None of the members of the Compensation Committee was at any time during fiscal year 2013, or at any other time, an officer or employee of Commercial Metals Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Mr. Bryan Porter, son of our Senior Vice President and President of Americas, Tracy Porter, is employed by us as an Operations Manager in Rebar Florida. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $141,424 for his services during fiscal year 2013 which is in line with the Company’s normal pay policies and practices. He received total taxable compensation of $145,641 including life insurance, car allowance and tax value of restricted stock that vested in fiscal year 2013.

Since 1978, we have had a Code of Conduct that applies to all directors, officers, and employees (collectively, “employees”). The Code of Conduct, as amended and effective as of January 1, 2010, can be found in the Corporate Governance section of our website at www.cmc.com. The Code of Conduct prohibits an employee from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

The Company’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that the Board has identified as not constituting Related Person Transactions because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee of the Board of Directors or (ii) if the Audit Committee of the Board of Directors determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors, by such disinterested members of the Board of Directors by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

There were no transactions considered to be a Related Person Transaction during the Company’s 2013 fiscal year.

AUDIT COMMITTEE REPORT

Our Board annually selects the members of the Audit Committee. At the beginning of fiscal year 2013, the members of the Audit Committee were Messrs. Guido (Chairman), Adams, Massaro, Mills and Womack. Effective January 25, 2013, Mr. Womack retired from the Board and the Board elected not to fill the vacancy created by his retirement. Mr. Guido is Chairman of the Audit Committee. Our Board has determined that each member of the Audit Committee is qualified to serve. Each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act and as “independence” is defined by the listing standards of the NYSE. Our Board has determined that Mr. Guido meets the definition of “audit committee financial expert” as defined by the SEC. During the fiscal year ended August 31, 2013, the Audit Committee met five times.

The Audit Committee’s responsibilities are outlined in a charter approved by the Board, which can be found on our website at www.cmc.com under the Corporate Governance section. On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter. The Audit Committee assists the Board in the oversight of our financial reporting process. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee meets regularly and separately from management with the internal audit staff, the independent registered public accounting firm and the General Counsel.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2013 with management and with the independent registered public accounting firm. Those discussions included the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the

Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining their independence. Based on the Audit Committee’s discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements for the fiscal year ended August 31, 2013 be included in our Annual Report on Form 10-K as filed on October 28, 2013 with the SEC.

Robert L. Guido, Chairman

Harold L. Adams

Anthony A. Massaro

Rick J. Mills

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending August 31, 2014, subject to stockholder ratification. Fees billed by Deloitte & Touche LLP to us for services during the fiscal years ended August 31, 2013 and August 31, 2012 were:

Type of Fees	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$4,352,579	$4,472,225
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$4,264	$2,345
Total	$4,356,843	$4,474,570

“Audit Fees” are fees billed by Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Forms 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “All Other Fees” are fees billed by Deloitte & Touche LLP for any services not included in the first three categories. For fiscal years 2013 and 2012, “All Other Fees” consisted of fees billed for use of the Deloitte Technical Library, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with an engagement letter outlining the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2014. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2014.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. This is the third year that we are asking stockholders to vote on this type of proposal, which is commonly referred to as a “say-on-pay vote.” At the 2013 annual meeting, the Company’s say-on-pay proposal was approved, on an advisory basis, by a majority of shares represented at the annual meeting and having voting power. At the 2012 annual meeting, stockholders were also asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the Board decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which the advisory vote on executive compensation should be held.

As disclosed in the Compensation Discussion and Analysis (which starts on page 25 of the proxy statement), the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of the Company’s executive compensation program are to:

•	facilitate the attraction and retention of top-caliber talent;

•	align the mid-range interests of our executives with those of our stockholders; and

•	offer median base salaries and competitive employee benefits coupled with meaningful short and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of the Company and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

EQUITY COMPENSATION PLANS

Information about our equity compensation plans as of August 31, 2013 is as follows:

	A.	B.	C.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	2,653,430	$24.07	17,781,754
Equity compensation plans not approved by security holders	—	—	—
TOTAL	2,653,430	$24.07	17,781,754

GENERAL

The annual report to stockholders for fiscal year 2013 has been mailed to stockholders with this proxy statement or previously, if requested, and is also available to stockholders online at www.proxyvote.com by using the 12 digit control number on the Notice Regarding the Availability of Proxy Materials. The annual report does not form any part of the material for the solicitation of proxies.

We will bear the cost of soliciting proxies on behalf of the Company. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

It is currently contemplated that our 2015 annual meeting of stockholders will take place on or about January 30, 2015. Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2015 annual meeting, stockholder proposals must be received at our principal executive offices, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than August 19, 2014 and must comply with additional requirements established by the SEC. Pursuant to our second amended and restated bylaws, a stockholder proposal submitted outside of the processes established in Rule 14a-8 promulgated by the SEC will be considered untimely before October 2, 2014 and untimely after November 1, 2014.

OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

PAUL K. KIRKPATRICK

Corporate Secretary

December 17, 2013

DIRECTIONS TO COMMERCIAL METALS COMPANY

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 30, 2014, 10:00 A.M.

OMNI MANDALAY HOTEL AT LAS COLINAS

NEPAL ROOM

221 EAST LAS COLINAS BOULEVARD

IRVING, TEXAS 75039

Directions from DFW Airport

Take the North exit out of the airport to Hwy. 114 East towards Dallas. Take the exit for W. John W. Carpenter Freeway toward Wingren Road/O’Connor Road. Turn left onto N. O’Connor Road. Turn right onto E. Las Colinas Boulevard. The hotel is located on the left.

Directions from Love Field

Take the exit out of Love Field and turn right onto Mockingbird Lane. Stay on Mockingbird to TX-183W towards Fort Worth. Take Hwy. 114 West towards Grapevine/DFW Airport North Entry. Take the exit for E. John W. Carpenter Freeway toward Rochelle Boulevard/Riverside Drive. Turn right onto Wingren Drive. Turn left onto E. Las Colinas Boulevard. The hotel is located on the right.

Directions from Downtown Dallas

Take I-35E/Stemmons Freeway to TX-183W. Stay right onto Hwy. 114 West towards Grapevine/DFW Airport North Entry. Take the exit for E. John W. Carpenter Freeway toward Rochelle Boulevard/Riverside Drive. Turn right onto Wingren Drive. Turn left onto E. Las Colinas Boulevard. The hotel is located on the right.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Robert L. Guido 02 Sarah E. Raiss 03 J. David Smith The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 0 0 0 Vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2014 fiscal year. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION 0 0 0 Vote to approve, on an advisory basis, the compensation of the Company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For address change/comments, mark here. 0 R1.0.0.51160 (see reverse for instructions) _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000189428 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . PROXY COMMERCIAL METALS COMPANY ANNUAL MEETING OF STOCKHOLDERS JANUARY 30, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD The undersigned stockholder(s) of Commercial Metals Company hereby appoints Joseph Alvarado, Barbara R. Smith and Paul K. Kirkpatrick, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 2014 annual meeting of stockholders of Commercial Metals Company to be held on January 30, 2014 at 10:00 am Central Standard Time in the Nepal Room at the Omni Mandalay Hotel at Las Colinas at 221 East Las Colinas Blvd, Irving, TX 75039, and any adjournment or postponement of the Annual Meeting, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies previously executed by the undersigned for the Annual Meeting. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such proxy holders or their substitutes to vote as specified below on the proposals set forth in the Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES ON PROPOSAL 1, and FOR PROPOSALS 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. R1.0.0.51160 Address change/comments:2 _ 0000189428 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be marked, dated and signed, on the other side